UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [__]

Check the appropriate box:

[__]	Preliminary Proxy Statement

[__]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[__]	Definitive Additional Materials

[__]	Soliciting Material Pursuant to § 240.14a-12

Donaldson Company Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[__]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[__]	Fee paid previously with preliminary materials.

[__]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

DONALDSON COMPANY, INC.

1400 West 94th Street
Minneapolis, Minnesota 55431-2370
www.donaldson.com

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

TIME:	9:00 a.m. (local time) on Tuesday, December 22, 2015

PLACE:	Donaldson Company, Inc. (“Donaldson” or the “Company”) Corporate Offices, Campus West, 2001 West 94th Street, Minneapolis, Minnesota 55431.

ITEMS OF BUSINESS:	(1) To elect four Directors;

(2) To re-approve the material terms of the performance goals under the Donaldson Company, Inc. 2010 Master Stock Incentive Plan;

(3) To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2016; and

(4) To transact any other business that properly comes before the meeting.

RECORD DATE:	You may vote if you are a Stockholder of record at the close of business on November 16, 2015.

PROXY VOTING:	It is important that your shares be represented and voted at the Annual Meeting. If you received paper copies of the proxy materials, instructions on the different ways to vote your shares are found on the enclosed proxy card. You should vote by proxy even if you plan to attend the Annual Meeting. Your support is appreciated, and you are cordially invited to attend the Annual Meeting.

PLEASE PROMPTLY VOTE YOUR PROXY TO SAVE US THE EXPENSE OF ADDITIONAL SOLICITATION.

Notice of Internet Availability of Proxy Materials for the Stockholder Meeting to be held on December 22, 2015: Our 2015 Proxy Statement and our Fiscal 2015 Annual Report to Stockholders are available at www.proxyvote.com.

By Order of the Board of Directors

Amy C. Becker
Secretary

Dated: November 23, 2015

i

INFORMATION REGARDING THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	55
Audit Committee Report	55
Independent Auditors Fees	56
Audit Committee Pre-Approval Policies and Procedures	56
ITEM 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	56
Board Recommendation	56
Appendix A	A-1

ii

DONALDSON COMPANY, INC.
1400 West 94th Street
Minneapolis, Minnesota 55431-2370

PROXY STATEMENT
Mailing Date: November 23, 2015

PROPOSALS YOU ARE ASKED TO VOTE ON

Item 1: Election of Directors

Four current Directors, Andrew Cecere, William Cook, James Owens and Trudy Rautio, are recommended for election to the Board of Directors at the Annual Meeting. Information on the nominees is provided on page 8. Directors are elected for a three-year term so that approximately one-third are elected at each Annual Meeting of Stockholders.

The Board of Directors unanimously recommends a vote FOR the election of each Director nominee.

Item 2: Re-approval of the material terms of the performance goals under the Donaldson Company, Inc. 2010 Master Stock Incentive Plan

In order to maintain the Company’s ability to deduct “performance-based compensation” granted under the Company’s 2010 Master Stock Incentive Plan under Internal Revenue Code Section 162(m), Stockholders must re-approve the material terms of the performance goals set forth in the Plan every five years.

The Board of Directors unanimously recommends a vote FOR the re-approval of the material terms of the performance goals as described in this Proxy Statement.

Item 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending July 31, 2016, and is requesting ratification by the Stockholders.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2016.

1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive this Proxy Statement?

Because the Board of Directors of the Company is soliciting proxies for use at the Annual Meeting to be held on December 22, 2015 and you were a Donaldson Stockholder as of the close of business on the record date of November 16, 2015. Only Stockholders of record are entitled to vote at the Annual Meeting and the Board of Directors is soliciting your proxy to vote at the meeting. We had 132,680,334 shares of Common Stock outstanding as of the close of business on the record date. Each share entitles its holder to one vote, and there is no cumulative voting.

This Proxy Statement summarizes the information you need to know to vote. We first mailed or otherwise made available to Stockholders the Proxy Statement and form of proxy on or about November 23, 2015.

What am I voting on and what does the Board recommend?

1.	The election of four Directors;
2.	Re-approval of the material terms of the performance goals under the Donaldson Company, Inc. 2010 Master Stock Incentive Plan; and
3.	The ratification of the appointment of our independent registered public accounting firm for the fiscal year ending July 31, 2016.

The Board recommends a vote:

•	FOR each of the Directors;
•	FOR the re-approval of the material terms of the performance goals; and
•	FOR the ratification of the appointment of our independent registered public accounting firm.

How do I vote if I am a Stockholder of record?

If you are a Stockholder of record you may vote using any ONE of the following methods:

•	VOTE BY PHONE TOLL FREE 1-800-690-6903
•	VOTE BY INTERNET — http://www.proxyvote.com
•	VOTE BY PROMPTLY COMPLETING, SIGNING, AND MAILING YOUR PROXY CARD
•	VOTE BY CASTING YOUR VOTE IN PERSON AT THE MEETING

If you participate in the Donaldson Dividend Reinvestment Program or in the Donaldson Employee Stock Purchase Program administered by the transfer agent, your shares in those programs have been added to your other holdings and are included in your proxy materials.

How do I vote if I hold stock through a Donaldson Employee benefit plan?

We have added the shares of Common Stock held by participants in Donaldson’s Employee benefit plans to the participants’ other holdings shown on their proxy materials. Donaldson’s Employee benefit plans are the Employee Stock Ownership Plan, the PAYSOP, and the Donaldson Company, Inc. Retirement Savings Plan (the “401(k) Plan”).

If you hold stock through Donaldson’s Employee benefit plans, voting your proxy using one of the first three methods above also serves as confidential voting instructions to the plan trustee, Fidelity Management Trust Company (“Fidelity”). Fidelity will vote your Employee benefit plan shares as directed by you provided that your proxy vote is RECEIVED BY DECEMBER 18, 2015.

Fidelity also will vote the shares allocated to individual participant accounts for which it has not received instructions, as well as shares not so allocated, in the same proportion as the directed shares are voted.

How do I vote if my shares are held in a brokerage account in my broker’s name (i.e., street name)?

If your shares are held in a brokerage account in your broker’s name (street name), you should follow the voting directions provided by your broker or nominee. If you do so, your broker or nominee will vote your shares as you have directed.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with banks or stockbrokers or with the transfer agent. PLEASE VOTE ALL OF YOUR SHARES.

2

What if I change my mind after I vote my shares?

If you are a Stockholder of record you can revoke your proxy at any time before it is voted at the meeting by:

•	Sending written notice of revocation to the Company Secretary;
•	Submitting a properly signed proxy card with a later date;
•	Voting by telephone or internet at a time following your prior telephone or internet vote; or
•	Voting in person at the Annual Meeting.

If your shares are held in a brokerage account in your broker’s name (street name), you should contact your broker or nominee for information on how to revoke your voting instructions and provide new voting instructions.

How are the votes counted?

•	For Item 1, the election of Directors, you may vote for all of the nominees, withhold your vote from all of the nominees or withhold your vote from a specifically designated nominee.
•	For Item 2, the re-approval of material terms of the performance goals, you may vote (or abstain) by choosing For, Against, or Abstain.
•	For Item 3, the ratification of the appointment of our independent registered public accounting firm, you may vote (or abstain) by choosing For, Against or Abstain.

If you abstain from Items 2 and 3 your shares will be counted as present at the meeting for the purposes of determining a quorum, and they will be treated as shares not voted on the specific proposal. This means that for Items 2 and 3, abstentions have the same effect as a vote against such item.

If you hold shares in street name and do not provide voting instructions to your broker, your broker will not vote your shares on any proposal where the broker does not have discretionary authority to vote. In such a situation, the shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to the matter requiring discretionary authority. New York Stock Exchange (“NYSE”) rules permit brokers discretionary authority to vote on Item 3 if they do not receive instructions from the street name holder of the shares. As a result, if you do not vote your street name shares, your broker has authority to vote on Item 3 on your behalf.

We use an independent inspector of elections, Broadridge Investor Communication Solutions, Inc., which tabulates the votes received.

What if I do not specify how I want my shares voted?

If you do not specify on your returned proxy card or through the telephone or internet prompts how you want to vote your shares, your shares will be voted FOR the election of all Director nominees, FOR the re-approval of the material terms of the performance goals, and FOR the ratification of the appointment of the independent registered public accounting firm.

How many shares must be present to hold the meeting?

A quorum must be present for the meeting to be valid. This means that at least a majority of the shares outstanding as of the record date must be present. We will count you as present if you:

•	Have properly voted your proxy by telephone, internet, or mailing of the proxy card;
•	Are present and vote in person at the meeting; or
•	Hold your shares in street name (as discussed above) and your broker uses its discretionary authority to vote your shares on Item 3.

How many votes are needed to approve each item?

Our Bylaws provide for a majority voting standard for the election of Directors in uncontested Director elections. A nominee for Director in an uncontested election will be elected to the Board if the votes cast FOR such nominee’s election exceed 50% of the number of votes cast with respect to such nominee. Votes cast with respect to a nominee include votes to withhold authority. Directors will be elected by a plurality vote at a Stockholder meeting if:

•	The Secretary of the Company receives a notice that a Stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for Stockholder nominees set forth in the Bylaws; and
•	Such nomination has not been withdrawn by such Stockholder prior to the 10th day preceding the date the Company first mails its notice of meeting to the Stockholders.

3

In order for the proposal to re-approve the material terms of the performance goals and the proposal to ratify the appointment of the independent registered public accounting firm to be approved, the affirmative vote of a majority of the shares of the Company’s Common Stock entitled to vote and represented at the meeting in person or by proxy is required.

How will voting on any other business be conducted?

We do not know of any business to be considered at the 2015 Annual Meeting of Stockholders other than the proposals described in this Proxy Statement. If any other business is properly presented at the Annual Meeting, your shares will be voted by the holders of the proxies in their discretion.

Who may attend the meeting?

All Donaldson Stockholders of record as of the close of business on November 16, 2015 may attend.

Where do I find the voting results of the meeting?

We will publish the voting results in a Form 8-K to be filed with the SEC within four business days of the meeting.

How do I submit a Stockholder proposal?

The date of the Company’s 2015 Annual Meeting of Stockholders was delayed this year due to unique circumstances. The Company expects that it will resume its typical schedule next year and hold its 2016 Annual Meeting of Stockholders on the third Friday of November, which is November 18, 2016. Accordingly, the Company has calculated the deadlines for shareholder proposals using the date on which this year’s meeting would have normally been held.

If you wish to include a proposal in the Company’s Proxy Statement for its 2016 Annual Meeting of Stockholders, you must submit the proposal in writing so that it is received no later than June 9, 2016. Please send your proposal to Amy Becker, Company Secretary, Donaldson Company, Inc., MS 101, P.O. Box 1299, Minneapolis, MN 55440-1299.

Under our Bylaws, if you wish to nominate a Director or bring other business before the Stockholders at our 2016 Annual Meeting without having your proposal included in our Proxy Statement:

•	You must notify the Company Secretary of the Company in writing between July 23, 2016 and August 22, 2016.
•	Your notice must contain the specific information required in our Bylaws. If you would like a copy of our Bylaws, we will send you one without charge. Please write to the Company Secretary at the address shown above.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, or other nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail, email, and the internet. In addition, our Directors, Officers, and other Employees may solicit proxies by email, telephone, facsimile, or personally. These individuals will receive no additional compensation for their services other than their regular salaries.

SECURITY OWNERSHIP

Set forth below is information regarding persons known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company based on the number of shares of Common Stock outstanding on October 30, 2015.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Columbia Wanger Asset Management, LLC	11,323,400(2)	8.5
227 West Monroe Street, Suite 3000
Chicago, IL 60606

State Farm Mutual Automobile Insurance Company	10,838,165(3)	8.2
One State Farm Plaza
Bloomington, IL 61710

The Vanguard Group	9,200,201 (4)	6.9
100 Vanguard Boulevard
Malvern, PA 19355

BlackRock, Inc.	7,700,763 (5)	5.8
55 East 52nd Street
New York, NY 10022

4

_______________

(1)	Fidelity Management Trust Company, as the trustee of the Company’s Retirement Savings Plan - 401(k) Profit Sharing and ESOP/PAYSOP Plan, held 6,274,788 shares, or 4.7%, of the Company’s Common Stock as of October 30, 2015. Fidelity disclaims beneficial ownership of the shares claiming that it holds the shares solely for the benefit of the Employee participants, and that it does not have the power to vote or dispose of those shares except as directed by the Employee participants. Fidelity’s business address is 82 Devonshire Street, Boston, MA, 02109.
(2)	Based on information provided in a Schedule 13G/A filed jointly with the SEC on February 11, 2015, Columbia Wanger Asset Management, LLC (“CWAM”), an investment advisor, reported that it has sole power to vote or direct the vote of 10,627,500 shares and sole power to dispose of or direct the disposition of 11,323,400 shares. The shares reported include shares held by Columbia Acorn Fund, a Massachusetts business trust, that is advised by CWAM. According to the Schedule 13G, Columbia Acorn Fund held 5.7% of the shares of the Company as of December 31, 2014. CWAM disclaims beneficial ownership of any shares reported.
(3)	Based on information provided in a Schedule 13G/A jointly filed with the SEC on February 4, 2015 by State Farm Mutual Automobile Insurance Company, an insurance company (“Auto Company”) and certain of its subsidiaries and affiliates: Auto Company reported that it has sole power to vote or direct the vote of and sole power to dispose of or direct the disposition of 6,054,000 shares; State Farm Life Insurance Company, an insurance company (“SFLIC”), reported that it has sole power to vote or direct the vote of and sole power to dispose of or direct the disposition of 609,600 shares; State Farm Investment Management Corp., an investment adviser and registered transfer agent (“SFIMC”), reported that it has sole power to vote or direct the vote of and sole power to dispose of or direct the disposition of 228,600 shares; State Farm Insurance Companies Employee Retirement Trust (“SF Retirement Trust”) reported that it has sole power to vote or direct the vote of and sole power to dispose of or direct the disposition of 3,033,525 shares; and State Farm Insurance Companies Savings and Thrift Plan for U.S. Employees (“SF Thrift Plan”) reported that it has sole power to vote or direct the vote of and sole power to dispose of or direct the disposition of 912,440 shares. Auto Company is the parent company of multiple wholly-owned insurance company subsidiaries, including SFLIC. Auto Company is also the parent company of SFIMC. SFIMC serves as transfer agent and investment adviser to three Delaware business trusts that are registered investment companies. Auto Company also sponsors SF Retirement Trust and SF Thrift Plan, two qualified retirement plans, for the benefit of its employees. Auto Company has established an investment department that is directly or indirectly responsible for managing or overseeing the management of the investment and reinvestment of assets owned by each entity that has joined in filing the Schedule 13G. The investment department is responsible for voting proxies or overseeing the voting of proxies related to the shares of each entity that joined in the filing. Each insurance company included in the filing and SFIMC have established an investment committee that oversees the activities in managing that firm’s assets and the trustees of the qualified plans perform a similar role in overseeing the investment of each plan’s assets. Each of the reporting persons expressly disclaims beneficial ownership as to all shares as to which such person has no right to receive the proceeds of sale of the shares and disclaims that it is part of a group.
(4)	Based on information provided in a Schedule 13G/A filed with the SEC on February 10, 2015 by The Vanguard Group, Inc., an investment adviser (“Vanguard”) reported that it had sole power to vote 89,314 shares, sole power to dispose of 9,122,487 shares and shared power to dispose of 77,714 shares. Each of Vanguard Fiduciary Trust Company (“Vanguard Trust”) and Vanguard Investments Australia, Ltd. (“Vanguard Investments”) are wholly owned subsidiaries of Vanguard. Vanguard Trust is the beneficial owner of 77,714 shares, as a result of its service as investment manager of collective trust accounts and Vanguard Investments is the beneficial owner of 11,600 shares, as a result of its serving as investment manager of Australian investment offerings.
(5)	Based on information provided in a Schedule 13G/A filed with the SEC on February 2, 2015, BlackRock, Inc., a parent holding company, reported that it has sole power to vote or directing the vote of 7,295,005 shares and sole power to dispose of or direct the disposition of 7,700,763 shares.

The following table shows information regarding the beneficial ownership of the Company’s Common Stock and information concerning deferred restricted stock units, deferred share units under stock option exercises, and phantom stock units beneficially owned, as of October 30, 2015, by each Director, each of the Named Executive Officers (“NEOs” as identified on page 20) and all Executive Officers (“Officers”) and Directors of the Company as a group. The shares listed in the table as beneficially owned include (i) shares over which a person has sole or shared voting power, or sole or shared power to invest or dispose of the shares, whether or not a person has any economic interest in the shares; (ii) deferred stock units that have vested and been deferred, as to which the beneficial owner has no voting or investment power; and (iii) shares

5

subject to options exercisable within 60 days of October 30, 2015. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares held by such beneficial owner, and the shares are not subject to any pledge.

Name of Beneficial Owner	Total Amount and Nature of Beneficial Ownership of Common Shares (1)(2)(3)(4)(5)	Percent of Common Shares	Deferred Stock Units Included in Total Amount Column (3)	Exercisable Options Included in Total Amount Column
William M. Cook	2,267,475	1.7	663,387	959,767
Tod E. Carpenter	239,376	*	—	166,434
James F. Shaw	89,063	*	—	73,501
Jay L. Ward	286,317	*	—	193,631
Wim Vermeersch	64,133	*	—	53,501
Thomas R. Scalf	40,512	*	—	27,667
Jeffrey Noddle	188,898	*	—	99,800
John P. Wiehoff	138,791	*	—	99,800
Paul D. Miller	112,978	*	—	79,207
Michael J. Hoffman	139,627	*	—	114,200
Willard D. Oberton	105,255	*	—	92,800
Ajita G. Rajendra	52,219	*	—	42,200
James J. Owens	13,272	*	—	11,000
Andrew Cecere	7,057	*	—	6,200
Trudy A. Rautio	1,405	*	—	0
All Other Officers	198,618	*	8,332	133,357
Directors and Officers as a Group	3,944,996	3.0	671,719	2,153,065

_______________

*Less than 1%

(1)	Includes all beneficially owned shares, including restricted shares, shares for Non-Employee Directors held in trust, shares underlying the units listed under the Deferred Stock Units column, and the shares underlying options exercisable within 60 days, as listed under the Exercisable Options column.
(2)	Includes the following shares held in the Employee Stock Ownership and Retirement Savings Plan trust: Cook, 98,698 shares; Carpenter, 8,355 shares; Shaw, 3,816 shares; Ward, 15,214 shares; Vermeersch, 0 shares; Scalf, 5,770 shares; and all Directors and Officers as a group, 143,428 shares. Voting of shares held in the Employee Stock Ownership and Retirement Savings Plan trust is passed through to the participants. Also includes the following shares held in the Deferred Compensation and 401(k) Excess Plan trust: Cook, 40,597 shares; Carpenter, 2,762 shares; Shaw, 1,118 shares; Ward, 2,874 shares; Vermeersch, 0 shares; Scalf, 682 shares; and all Directors and Officers as a group, 57,408 shares. Voting of shares held in the Deferred Compensation and 401(k) Excess Plan trust is passed through to the participants.
(3)	Deferred stock units that have vested and been deferred are included in the beneficial ownership totals and in the percent of ownership (columns 1 and 2), however, the beneficial owner has no voting or investment power. The Deferred Stock Units column includes phantom stock units allocated to Employees earning in excess of the limits established by the Internal Revenue Code for the qualified Employee Stock Ownership Plan that distributed shares in trust for Employees during the period from 1987 to 1996. Phantom stock units are held in the following amounts: Cook, 11,828 units; and all Directors and Officers as a group, 11,828 units.

The Deferred Stock Units column also includes deferred restricted stock units under the Deferred Compensation and 401(k) Excess Plan in the following amounts: Cook, 55,685 units; and all Directors and Officers as a group, 64,017 units.

6

The Deferred Stock Units column also includes deferred stock units under the Deferred Compensation and 401(k) Excess Plan for exercises of stock options where the executive has previously elected to defer the receipt of the underlying shares. Deferred stock option gain units are held in the following amounts: Cook, 410,430 units; and all Directors and Officers as a group, 410,430 units.

The Deferred Stock Units column also includes deferred stock units under the Deferred Compensation and 401(k) Excess Plan for deferral of shares awarded under the long term compensation plan under the 1991 Master Stock Compensation Plan and the 2001 Master Stock Incentive Plan, where the executive has previously elected to defer the receipt of the underlying shares. Deferred stock units are held in the following amounts: Cook, 185,444 units; and all Directors and Officers as a group, 185,444 units.

(4)	Includes the following shares held in the Non-Employee Director’s deferred stock account trust: Noddle, 47,433 shares; Wiehoff, 38,591 shares; Miller, 32,971 shares; Hoffman, 25,427 shares; Oberton, 10,455 shares; Rajendra, 9,819 shares; Owens, 2,272 shares; Cecere, 857 shares; Rautio, 1,405 shares; and all Directors and Officers as a group, 169,230 shares. Voting of shares held in the deferred stock account trust is passed through to the participants.
(5)	Includes 316,430 shares held in a family limited liability limited partnership indirectly controlled by Mr. Cook for which he has voting and investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and Officers to file initial reports of ownership and reports of changes in ownership with the SEC. To the Company’s knowledge, based on a review of copies of such forms and representations furnished to the Company during Fiscal 2015, all Section 16(a) filing requirements applicable to the Company’s Directors and Officers were satisfied.

ITEM 1: ELECTION OF DIRECTORS

The Bylaws of the Company provide that the Board of Directors shall consist of not less than 3 nor more than 15 Directors and that the number of Directors may be changed from time to time by the affirmative vote of a majority of the Directors. The Board of Directors currently consists of 11 Directors. Vacancies and newly created directorships resulting from an increase in the number of Directors may be filled by a majority of the Directors then in office and the Directors so chosen will hold office until the next election of the class for which such Directors shall have been chosen and until their successors are elected and qualified. Directors are elected for a term of three years with positions staggered so that approximately one-third of the Directors are elected at each Annual Meeting of Stockholders.

The Directors with terms expiring at the 2015 Annual Meeting of Stockholders are Andrew Cecere, William M. Cook, Admiral Paul David Miller, James J. Owens, and Trudy A. Rautio. In accordance with the policy in our Corporate Governance Guidelines that a Non-Employee Director shall not be re-nominated as a Director after attaining the age of 72, Admiral Miller (who is 73 years old) will be retiring from the Board and will not be standing for election at the 2015 Annual Meeting of Stockholders. The Board of Directors has decided to decrease the size of the Board to 10 (from 11) Directors upon the expiration of Admiral Miller’s term at the meeting.

The Corporate Governance Committee and the Board of Directors reviewed and considered the qualifications and service of the four remaining Directors in the class of Directors whose three-year terms expire at the 2015 Annual Meeting of Stockholders and approved their nomination to stand for re-election to the Board.

Each of the nominees has agreed to serve as a Director if elected. The Board of Directors has no reason to believe that any of the nominees will be unavailable or unable to serve, but in the event a nominee is not a candidate at the meeting, the persons named in the proxy intend to vote in favor of the remaining nominee or nominees and such other person or persons, if any, as they may determine.

Board Recommendation

The Board of Directors recommends that Stockholders vote FOR the election of Andrew Cecere, William M. Cook, James J. Owens and Trudy A. Rautio for three-year terms expiring in 2018.

Information Regarding Directors

The Director nominees and the Directors whose term in office will continue after the meeting have provided information about themselves in the following section. SEC rules require us to discuss briefly the specific experience, qualifications, attributes, or skills that led the Board to conclude that each Director nominee and Director should serve on our Board of Directors. This discussion is provided in a separate paragraph following each Director’s biography in the following sections.

7

Directors with Terms Expiring in 2015

Name	Principal Occupation and Business Experience and Key Attributes and Skills
Andrew Cecere Age – 55 Director since 2013	Vice Chairman and Chief Operating Officer (2015) of U.S. Bancorp, a financial services provider. Previously, Vice Chairman and Chief Financial Officer (2007-2015); Vice Chairman, Wealth Management (2001–2007); Chief Financial Officer of the former U.S. Bancorp (2000–2001); and Vice Chairman of U.S. Bank (1999–2000).

Andy Cecere brings to the Board his valuable financial and management experience as Vice Chairman and COO of U.S. Bancorp, the parent company of U.S. Bank National Association, the 5th largest commercial bank in the United States. U.S. Bank provides banking, brokerage, insurance, investment, mortgage, trust, and payment services products to consumers, businesses, and institutions. Andy has over 30 years of experience with U.S. Bancorp, including serving as Vice Chairman of Wealth Management and leading key banking, trust, insurance, and advisory businesses. He currently serves on U.S. Bancorp’s Managing Committee and is Chairman of the Asset Liability Policy Committee and the Market Risk Committee. He also serves on the Board of Overseers of the Carlson School of Management at the University of Minnesota. Andy has a Bachelor’s degree in Business Administration and Finance from the University of St. Thomas, and an M.B.A. degree from the Carlson School of Management at the University of Minnesota.

William M. Cook Age – 62 Director since 2004	Chairman (2005). Previously, President and Chief Executive Officer (2004-2015); Senior Vice President, International (2000–2004); Chief Financial Officer (2001–2004); and Senior Vice President, Commercial and Industrial (1994–2000). Also a Director of IDEX Corporation and Valspar Corporation.

Bill Cook brings to the Board his industry experience for the past 34 years at Donaldson Company where he has held a wide range of financial and business positions with global responsibilities. Bill is an experienced public company Board member having served on the Donaldson Board since 2004 and as an independent public company Director for IDEX since 2008 and Valspar since 2010. Bill also has valuable Board experience from his past service to various charitable organizations. Bill has a B.S. degree in Business Management and an M.B.A. degree from Virginia Tech.

James J. Owens Age – 51 Director since 2013	President and Chief Executive Officer (2010) of H.B. Fuller Company, a leading global adhesives provider. Previously, Senior Vice President, Americas (2010); and Senior Vice President, North America (2008–2010). Also a Director of H.B. Fuller Company.

Jim Owens brings to the Board his 29 plus years of experience in global manufacturing businesses. He spent 22 years with National Starch’s adhesives business, a division of ICI (Imperial Chemical Industries Limited), in a variety of positions, including serving as Corporate Vice President and General Manager (2004–2008) and as Vice President and General Manager of the Europe/Middle East and Africa adhesives business. As President and CEO of H.B. Fuller Company, Jim has global leadership experience and public company Board experience. Jim also currently serves on the Board of Overseers of the Carlson School of Management at the University of Minnesota. Jim has a Bachelor’s degree in Chemical Engineering from the University of Delaware and an M.B.A. degree from The Wharton School, University of Pennsylvania.

Trudy A. Rautio Age – 63 Director since 2015	Retired President and Chief Executive Officer (2012–2015) of Carlson, a privately held global hospitality and travel company. Previously, Executive Vice President and Chief Administrative Officer (2011-2012); and Executive Vice President and Chief Financial Officer (2005-2011). Also a Director of The Rezidor Hotel Group, Merlin Entertainment, Cargill, and Securian Financial Group.

8

Trudy Rautio brings to the Board her leadership experience in her position as the former President and Chief Executive Officer of Carlson. Prior to her appointment as CEO, Trudy served as Executive Vice President and Chief Financial and Administrative Officer and has valuable experience in various categories, including business, financial, and information technology operations. Previously, Trudy has global experience leading businesses and operations.

Directors with Terms Expiring in 2016

Name	Principal Occupation and Business Experience and Key Attributes and Skills
Michael J. Hoffman Age – 60 Director since 2005	Chairman (2006) and Chief Executive Officer (2005) of The Toro Company, a provider of outdoor maintenance and beautification products. Previously, President (2004–2015); Group Vice President (2001–2004); and Vice President and General Manager (2000–2001).

Mike Hoffman brings to the Board his expertise as a public company leader at The Toro Company where he started in 1977 and is now CEO and Chairman of the Board. Mike adds valuable marketing and strategic planning experience working for a company that has a strongly branded identity. Mike is an experienced public company Board member having served on the Boards of Donaldson and Toro since 2005. Mike also currently serves on the Board of Overseers of the Carlson School of Management at the University of Minnesota. He is a past Board member of the Greater Twin Cities United Way. Mike has a Bachelor’s degree in Marketing Management from the University of St. Thomas and an M.B.A degree from the University of Minnesota – Carlson School of Management.

Willard D. Oberton Age – 57 Director since 2006	Chairman (2014), President and Chief Executive Officer (2015) of Fastenal Company, an industrial and construction supplies company. Previously, Chief Executive Officer (2002-2014); President (2001–2012); Chief Operating Officer (1997–2002); and Executive Vice President (2000–2001). Also a Director of Fastenal Company.

Will Oberton brings to the Board his expertise as a public company leader at Fastenal Company. Will started at Fastenal in 1980 and served in various sales, operational, and management roles until he was named President in 2001 and CEO in 2002. Will was named 2006 CEO of the Year by Morningstar, Inc. Will is an experienced public company Board member having served on Donaldson’s Board since 2006 and the Fastenal Board since 1999. Will also serves on the Board of Wincraft Inc., a privately held company. Will has a Marketing degree from St. Cloud Technical and Community College.

John P. Wiehoff Age – 54 Director since 2003	Chairman (2007), Chief Executive Officer (2002), and President (1999) of C.H. Robinson Worldwide, Inc., a transportation, logistics, and sourcing company. Also a Director of Polaris Industries Inc.
John Wiehoff brings to the Board his expertise as a public company leader at C.H. Robinson. John has significant public company financial experience, first as a CPA at a large public accounting firm and subsequently in various leadership positions in the financial organization at C.H. Robinson, including serving as its CFO prior to becoming CEO. John adds valuable supply chain, logistics, and international expertise working for a company that is a global provider of multimodal transportation services and logistics services. John is an experienced public company Board member having served on the C.H. Robinson Board since 2001, the Donaldson Board since 2003, and the Polaris Industries Board since 2007. John has a B.S. degree from St. John’s University.

9

Directors with Terms Expiring in 2017

Name	Principal Occupation and Business Experience and Key Attributes and Skills
Tod E. Carpenter Age – 56 Director since 2014	President and Chief Executive Officer (2015). Previously, Chief Operating Officer (2014–2015); Senior Vice President, Engine Products (2011-2014); Vice President, Europe and Middle East (2008-2011); and Vice President, Global Industrial Filtration Systems (2006-2008).

Tod Carpenter brings to the Board a wealth of general management and global leadership experience. Tod joined Donaldson in 1996. Since then, his roles have included driving strategic growth initiatives, launching innovative proprietary products, and strengthening relationships with the Company’s key global Customers. Tod currently serves on the Board of Overseers of the Carlson School of Management at the University of Minnesota, and served on the Board of the American Chamber of Commerce in Belgium. Tod has a Bachelor’s Degree in Manufacturing Technology from Indiana State University and an M.B.A. from Long Beach State University.

Jeffrey Noddle Age – 69 Director since 2000	Retired Executive Chairman (2009–2010) of SUPERVALU INC., a food retailer and provider of distribution and logistics support services. Previously, Chairman and Chief Executive Officer (2002–2009). Also a Director of Ameriprise Financial, Inc. and the Clorox Company.
Jeff Noddle brings to the Board his public company expertise in growing and leading one of the largest grocery retail companies and leading food distributors in the United States as its CEO and Chairman. Jeff provides valuable operational and supply chain insights as well as strategic leadership and human resources guidance from his more than 30 years with SUPERVALU. Jeff is an experienced public company Director having served as Chairman and Director of SUPERVALU and as a Director of Donaldson Company since 2000, Ameriprise since 2005, and the Clorox Company since 2013. Jeff previously served on the Board of Overseers of the Carlson School of Management at the University of Minnesota and served as Chair of the 2009 Greater Twin Cities United Way campaign. Jeff holds a Bachelor’s degree from the University of Iowa.

Ajita G. Rajendra Age – 64 Director since 2010	Chairman (2014), President and Chief Executive Officer (2013) of A.O. Smith Corporation, a global water technology company and manufacturer of residential and commercial water heating equipment. Previously, President and Chief Operating Officer (2011–2013); Executive Vice President (2006–2011); Senior Vice President (2005–2006); and President, A.O. Smith Water Products Company (2005–2011). Also a Director of A.O. Smith Corporation and the Timken Company.

Ajita Rajendra brings to the Board his public company leadership experience in his position as President and Chief Executive Officer of A.O. Smith. Ajita has valuable manufacturing experience in various categories, including consumer durables, industrial products, and appliances. Previously, Ajita has been the President of the A.O. Smith Water Products Company with global experience leading businesses and negotiating acquisitions and joint ventures. Ajita is originally from Sri Lanka, received a B.S. degree in Chemical Engineering at the Indian Institute of Technology, Madras, India, and an M.B.A. degree from Carnegie Mellon University.

10

CORPORATE GOVERNANCE

Board Oversight and Director Independence

Donaldson’s Board believes that a primary responsibility of the Board of Directors is to provide effective governance over Donaldson’s business. The Board selects the Chairman of the Board and the Chief Executive Officer and monitors the performance of senior management to whom it has delegated the conduct of the business. The Board has adopted a set of Corporate Governance Guidelines to assist in its governance, and the complete text of Donaldson’s Corporate Governance Guidelines is available on the Investor Relations page of our website at www.donaldson.com under Corporate Governance.

Our Corporate Governance Guidelines provide that a significant majority of our Directors will be Non-Employee Directors who meet the independence requirements of the NYSE. The Corporate Governance Guidelines also require that our Corporate Governance, Audit, and Human Resources Committees be comprised entirely of Non-Employee Directors who meet all of the independence and experience requirements of the NYSE and SEC.

The Board has established the following independence standards consistent with the current listing standards of the NYSE for determining independence:

•	A Director will not be considered independent if, within the preceding three years:
•	The Director was an Employee of Donaldson, or an immediate family member of the Director was an Executive Officer of Donaldson;
•	The Director or an immediate family member of the Director has received during any 12-month period more than $120,000 in direct compensation from Donaldson (other than Director and Committee fees and pension or other forms of deferred compensation for prior service);
•	An Executive Officer of Donaldson was on the Compensation Committee of a company which, at the same time, employed the Director or an immediate family member of the Director as an Executive Officer;
•	The Director was an Executive Officer or Employee of, or an immediate family member of the Director was an Executive Officer of, another company that does business with Donaldson and the annual revenue derived from that business by either company exceeds the greater of (i) $1,000,000 or (ii) 2% of the annual gross revenues of such company; or
•	The Director or an immediate family member of the Director has been affiliated with or employed in a professional capacity by Donaldson’s independent registered public accounting firm.

The Board has evaluated the transactions and relationships between each of our Non-Employee Directors and the Company, including those companies where Directors serve as an Officer. All transactions and relationships were significantly below the thresholds described above and all involved only the ordinary course of business purchase and sale of goods and services at companies where Directors serve as an Officer. Based on this review and the information provided in response to annual questionnaires completed by each independent Director regarding employment, business, familial, compensation, and other relationships with the Company and management, the Board has determined that every Director, with the exceptions of Bill Cook and Tod Carpenter who are Employee Directors, (i) has no material relationship with Donaldson, (ii) satisfies all of the SEC and NYSE independence standards and our Board-approved independence standards and (iii) is independent. The Board also has determined that each member of its Corporate Governance, Audit, and Human Resources Committees is an independent Director.

Policy and Procedures Regarding Transactions with Related Persons

Our Board of Directors, upon the recommendation of the Corporate Governance Committee, has adopted a written Related Person Transaction Policy. This policy delegates to our Audit Committee responsibility for reviewing, approving, or ratifying transactions with certain “related persons” that are required to be disclosed under the rules of the SEC. Under the policy, a “related person” includes any of the Directors or Officers of the Company, certain Stockholders and members of their immediate family.

Our Related Person Transaction Policy applies to transactions that involve a related person where we are a participant and the related person has a material direct or indirect interest. Certain types of transactions have been evaluated and preapproved by the Board under the policy:

•	Any transaction in the ordinary course of business in which the aggregate amount involved will not exceed $120,000;

11

•	Any transaction where the related person’s interest arises solely from being a Stockholder and all Stockholders receive the same benefit on a pro rata basis; and
•	Any transaction with another company at which a related person’s only relationship is as an Employee, Director, or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of (i) $500,000 or (ii) 1% of that company’s or Donaldson’s total annual revenues.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Board is not required to separate the offices of Chairman of the Board and CEO. Our Board has the right to exercise its judgment to choose the Chairman as it deems best for the Company at any point in time.

As part of the CEO succession process developed by the Board, on April 1, 2015 Tod Carpenter was elected as CEO and President. The Board determined that it was in the best interests of the Company and its Stockholders for Bill Cook to remain as Chairman of the Board and to continue to serve as an Executive Officer of the Company. Therefore, the Board separated the positions of Chairman and CEO, effective April 1, 2015. Bill Cook has extensive years of service to the Company and experience guiding the Board as Chairman. By continuing in that role Bill Cook will enable Tod Carpenter to focus on executing the strategic and operational plans of the Company.

As Chairman, Bill Cook will work with the other Board members, the Committee Chairs, and management to develop the meeting agendas, set meeting schedules, and preside over the meetings of the Board. As CEO and President, Tod Carpenter is best situated to provide strategic input and leadership to our Executive Officers and the Company.

The Company’s Corporate Governance Guidelines provide that, whenever the position of Chairman is not held by an independent Director, the Board will appoint an independent Director to serve as the Lead Director. Effective January 1, 2015, the Board elected Jeff Noddle as the Lead Director to replace the prior Lead Director, who had retired from the Board.

The Lead Director’s duties include coordinating the activities of the independent Directors, setting the agenda for and moderating executive sessions of the Board’s independent Directors, and facilitating communications among the independent members of the Board. In performing these duties, the Lead Director is expected to consult with the Committee Chair of the appropriate Committees and solicit their participation in order to avoid diluting the authority or responsibilities of such Committee Chairs.

The Board and its Corporate Governance Committee have carefully assessed the division of the responsibilities between the Chairman and CEO and have determined that our current Board structure ensures a strong and independent Board of Directors, provides effective governance, and creates appropriate oversight for the long-term benefit of our Stockholders. Our Board includes nine independent Directors, all of whom have served in significant management and/or Board capacities at other public companies. Bill Cook and Tod Carpenter are the only Employee Directors on the Board. All of our Committees are comprised solely of independent Directors.

Each role of Chairman and CEO are fully accountable to the Board, its Committees, and the Lead Director. Our Board believes that this division of authority and responsibility is effective in ensuring that good principles of corporate governance will continue to be followed.

The independent Directors meet in executive session at every Board and Committee meeting, and have the authority to ensure that the proper balance of power, authority, and transparency is maintained in all aspects of governance at the Company. We further believe that our Board leadership structure effectively supports the risk oversight function of our Board.

Risk Oversight by Board of Directors

Our Board of Directors has responsibility for the oversight of risk management. The Board, either as a whole or through its Committees, regularly discusses with management the Company’s risk assessments and risk management procedures and controls.

•	The Audit Committee has responsibility in its Charter to review the Company’s strategies, processes, and controls with respect to risk assessment and risk management and assists the Board in its oversight of risk management.
•	The Human Resources Committee has responsibility in its Charter to review and assess risk with respect to the Company’s compensation arrangements and practices, including with respect to incentive compensation.

12

•	The Corporate Governance Committee oversees risks associated with its areas of responsibility, including the risks associated with Director and CEO succession planning, Non-Employee Director compensation, and the Company’s corporate governance practices.

Our Board is kept abreast of the risk oversight efforts by its Committees through regular reports to our full Board by our Committee Chairs.

Meetings and Committees of the Board of Directors

There were six meetings of the Board of Directors in Fiscal 2015. Each Director attended at least 75% of the aggregate of all meetings of the Board and its Committees on which she or he served during the year. It is our policy that Directors are expected to attend our Annual Meeting of Stockholders. Last year, all individuals then serving as Directors attended the Annual Meeting of Stockholders.

The Board of Directors has three Committees:

•	Audit Committee
•	Human Resources Committee
•	Corporate Governance Committee

Each of the Board Committees has a written Charter, approved by the Board, establishing the authority and responsibilities of the Committee. Each Committee’s Charter is posted on the Investors page of our website at www.donaldson.com under the “Governance” caption. The following tables provide a summary of each Committee’s key areas of oversight, the number of meetings of each Committee during the last fiscal year, and the names of the Directors serving on each Committee.

Audit Committee

Responsibilities		Number of Meetings in Fiscal 2015: 8

•	Appoints and replaces the independent registered public accounting firm and oversees its work.	Directors who serve on the Committee: John P. Wiehoff, Chair Andrew Cecere Paul David Miller James J. Owens Ajita G. Rajendra

•	Pre-approves all auditing services and permitted non-audit services to be performed by the independent auditor, including related fees.

•	Reviews with management and the independent auditor our annual audited financial statements and recommends to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

•	Reviews with management and the independent auditor our quarterly financial statements and the associated earnings news releases.

•	Reviews with management and the independent auditor significant reporting issues and judgments relating to the preparation of our financial statements, including internal controls.

•	Reviews with management and the independent auditor our critical accounting policies and practices and major issues regarding accounting principles.

•	Reviews the Company’s strategies, processes, and controls with respect to risk assessment and risk management and assists the Board in its oversight of risk management.

•	Reviews the appointment, performance, and replacement of the senior internal audit executive and reviews the CEO’s and CFO’s certification of internal controls and disclosure controls.

•	Reviews the Company’s compliance programs and procedures for the receipt, retention, and handling of complaints regarding accounting, internal controls, and auditing matters.

13

Human Resources Committee

Responsibilities		Number of Meetings in Fiscal 2015: 4

•	Reviews and approves the CEO’s compensation, leads an annual evaluation of the CEO’s performance, and determines the CEO’s compensation based on this evaluation.	Directors who serve on the Committee: Jeffrey Noddle, Chair Michael J. Hoffman James J. Owens Ajita G. Rajendra

•	Reviews and approves executive compensation plans and all equity-based plans.

•	Reviews and approves incentive compensation goals and performance measurements applicable to our Officers.

•	Reviews the Company’s compensation risk analysis.

•	Reviews and recommends that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and Form 10-K.

The Human Resources Committee has the authority to retain independent compensation consultants to assist in the analysis of our executive compensation program. The Committee has engaged an independent compensation consultant to do an annual benchmarking review of our executive compensation program and to be available for Committee meetings as needed. The Committee engaged Mercer, a nationally known consulting firm, as their executive compensation consultant. In its capacity as a compensation consultant to the Committee, Mercer reports directly to the Committee and the Committee retains sole authority to retain and terminate the consulting relationship.

Mercer completed a review of our executive compensation program during Fiscal 2015. Mercer received approximately $35,800 in fees from Donaldson in Fiscal 2015 in connection with services related to executive compensation. Mercer disclosed to the Committee other services that it provides to the Company. Our Asia Pacific region engaged Mercer in Fiscal 2015 as a compensation consultant for which Mercer received approximately $54,600 in fees. In addition, Mercer is affiliated with other companies whose businesses are unrelated to the provision of compensation-related consulting services, including providing actuarial and other pension related services. These affiliated companies have been engaged by management as the Company’s actuary since 2002. We paid these affiliated companies approximately $275,300 for such services in Fiscal 2015. All of the additional services performed by Mercer and its affiliated companies were approved by management and performed at the direction of management in the ordinary course of business. In assessing the independence of Mercer, the Committee considered the factors contained in the applicable SEC and NYSE rules, including the amount and nature of the additional consulting work provided to the Company by Mercer. The Committee concluded that no conflict of interest exists that would prevent Mercer from independently advising the Committee.

Corporate Governance Committee

Responsibilities		Number of Meetings in Fiscal 2015: 2

•	Reviews and establishes the process for the consideration and selection of Director candidates and recommends Director candidates for election to the Board.	Directors who serve on the Committee: Willard D. Oberton, Chair Michael J. Hoffman Paul David Miller Trudy A. Rautio

•	Reviews and recommends the size and composition of the Board.

•	Reviews and recommends the size, composition, and responsibilities of all Board Committees.

•	Reviews and recommends policies and procedures to enhance the effectiveness of the Board, including those in the Corporate Governance Guidelines.

•	Oversees the Board’s annual self-evaluation process.

•	Reviews and recommends to the Board the compensation paid to the independent Non-Employee Directors.

14

Corporate Governance Guidelines

Our Board has adopted a set of Corporate Governance Guidelines to assist it in carrying out its oversight responsibilities. These guidelines address a broad range of topics, including Director qualifications, Director nomination processes, term limits, Board and Committee structure and process, Board evaluations, Director education, CEO evaluation, CEO and management succession and development planning, and conflicts of interest. The complete text of the guidelines is available on the Investor Relations page of our website at www.donaldson.com under the Corporate Governance caption.

Code of Business Conduct and Ethics

All of our Directors and Employees, including our Chief Executive Officer, Chief Financial Officer, and other senior management, are required to comply with our Code of Conduct to help ensure that our business is conducted in accordance with the highest standards of legal and ethical behavior. Employees are required to bring any violations and suspected violations of the code to Donaldson’s attention through management, the Company’s Compliance Committee, the Company’s legal counsel, or by using our confidential compliance helpline. Our toll-free U.S. compliance helpline number is 888-366-6031. Information on accessing the helpline from our international locations is available at www.donaldson.com. The full text of our Code of Conduct is available on our website at www.donaldson.com.

Board Composition and Qualifications

Our Corporate Governance Committee oversees the process for identifying and evaluating candidates for the Board of Directors. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s Stockholders. General and specific guidelines for Director selection and qualification standards are detailed in the Corporate Governance Guidelines. The Committee will consider nominations from Stockholders under these standards if the nominations are timely received as described in this Proxy Statement.

Director Selection Process

The Bylaws of the Company provide that the Board of Directors shall consist of not less than 3 nor more than 15 Directors and that the number of Directors may be changed from time to time by the affirming vote of a majority of the Directors. The Board of Directors has established the number of Directors following the 2015 Annual Meeting of Stockholders at 10. Vacancies and newly created Directorships resulting from an increase in the number of Directors may be filled by a majority of the Directors then in office and the Directors so chosen will hold office until the next election of the class for which such Directors shall have been chosen and until their successors are elected and qualified. Directors are elected for a term of three years with positions staggered so that approximately one-third of the Directors are elected at each Annual Meeting of Stockholders. Based on a recommendation from the Corporate Governance Committee, each year the Board will recommend a slate of Directors to be presented for election at the Annual Meeting of Stockholders.

The Corporate Governance Committee will consider candidates submitted by members of the Board, Director search firms, executives, and our Stockholders, and the Committee will review such candidates in accordance with our Bylaws, Corporate Governance Guidelines, and applicable legal and regulatory requirements. The Committee’s process includes the consideration of the qualities listed in the Corporate Governance Guidelines, including that Directors should possess the highest personal and professional ethics, integrity, and values and be committed to representing the long-term interests of the Company’s Stockholders. The Committee reviews and discusses Director candidates on a regular basis at its Committee meetings. In identifying and recommending candidates for nomination by the Board as a Director of Donaldson, the Committee will consider appropriate criteria including current or recent experience as a Chairman of a Board, Chief Executive Officer or other senior management, business expertise, and diversity factors. Diversity is meant to be interpreted broadly. It includes race, gender, and national origin and also includes differences of professional experience, global experience, education, and other individual qualities and attributes. The Committee also will consider general criteria such as independence, ethical standards, a proven record of accomplishment, and the ability to provide valuable perspectives and meaningful oversight. The Committee will work periodically with one or more nationally recognized search firms to assist in identifying strong Director candidates. Candidates recommended by Stockholders are evaluated in accordance with the same criteria as other candidates and recommendations should be submitted by following the same procedures as required to formally nominate a candidate.

Andrew Cecere, James J. Owens, and Trudy A. Rautio are each standing for election by Stockholders for the first time at the Annual Meeting. Andrew Cecere was identified as a candidate by a former non-management Director, James Owens was identified as a candidate by a former member of management, and Trudy Rautio was identified as a candidate by a former non-management Director. The Corporate Governance Committee performed a thorough evaluation of each candidate’s qualifications following the Company’s specific guidelines and qualification standards prior to their election to the Board.

15

Our Bylaws provide that if a Stockholder proposes to nominate a candidate at the Annual Meeting of Stockholders, the Stockholder must give written notice of the nomination to our Corporate Secretary in compliance with the applicable deadline for submitting Stockholder proposals for the applicable Annual Meeting. The Stockholder must attend the meeting in person or by proxy. The Stockholder’s notice must set forth as to each nominee all information relating to the person whom the Stockholder proposes to nominate that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected). No Stockholders submitted Director nominations in connection with this year’s meeting.

Independent Director Executive Sessions and Evaluations

The Chair of our Human Resources Committee currently is designated as Lead Director and presides over all meetings or executive sessions of the independent Directors. Our Corporate Governance Guidelines provide that the Lead Director shall be selected from the independent Directors serving on the Board. Our independent Directors meet in executive session without management present at each Board meeting. Likewise, all Board Committees regularly meet in executive session without management. The Board and each Committee conducted an evaluation of its respective performance in Fiscal 2015.

Communications with Directors

The Company’s compliance helpline is in place for our Employees and others to direct their concerns to the Audit Committee, on a confidential and anonymous basis, regarding accounting, internal accounting controls, and auditing matters.

In addition, we have adopted procedures for our Stockholders, Employees, and other interested parties to communicate directly with the members of the Board of Directors. You can communicate by writing to the Lead Director, the Chair of the Audit Committee, the Chair of the Corporate Governance Committee, the independent Directors as a group, or the full Board, in the care of the office of the Company Secretary, Donaldson Company, Inc., MS 101, P.O. Box 1299, Minneapolis, MN 55440-1299.

Written communications about accounting, internal accounting controls, and auditing matters should be addressed to the Chair of the Audit Committee. Please indicate if you would like your communication to be kept confidential from management. The procedures for communication with the Board of Directors also are posted on the Investors page of our website at www.donaldson.com under Corporate Governance.

Audit Committee Expertise; Complaint-Handling Procedures

In addition to meeting the independence requirements of the NYSE and the SEC, all members of the Audit Committee have been determined by the Board to meet the financial literacy requirements of the NYSE’s listing standards. The Board also has designated John Wiehoff and Andrew Cecere as Audit Committee financial experts as defined by SEC regulations.

In accordance with federal law, the Audit Committee has adopted procedures governing the receipt, retention, and handling of complaints regarding accounting and auditing matters. These procedures include a means for Employees to submit concerns on a confidential and anonymous basis, through the Company’s compliance helpline.

DIRECTOR COMPENSATION

Annual compensation for our Non-Employee Directors is designed to attract and retain highly qualified Non-Employee Directors and to provide equity-based compensation in order to align Director compensation with the long-term interests of our Stockholders. Directors are subject to a stock ownership requirement which requires them to own shares equal to five times their annual retainer within five years of their election as a Director. As of the end of Fiscal 2015, each Non-Employee Director who had been a Director for five years had met his or her ownership requirement. Non-Employee Director compensation is comprised of annual retainers and an annual stock option grant.

Our Corporate Governance Committee assists the Board of Directors in providing oversight on Director compensation. The Committee oversees, reviews, and reports to the Board on Director compensation. The Committee annually reviews competitive market data for Non-Employee Director compensation and makes recommendations to the Board of Directors for its approval. The Committee is assisted in performing its duties by our Human Resources Department, and when needed, an independent outside executive compensation consultant. The Committee engaged Mercer to conduct a review of the Non-Employee Director compensation program during Fiscal 2014 and will engage Mercer to conduct the next review in Fiscal 2016.

16

During Fiscal 2015, a market analysis was completed by our Human Resources Department and reviewed by the Corporate Governance Committee. This review consisted of an analysis of competitive market data from a selected peer group of companies. The peer group is consistent with the peer group Mercer used for the executive compensation review conducted during Fiscal 2015 (see the Compensation Process section of the Compensation Discussion and Analysis for additional details).

Overall, the review showed that our Director compensation program is aligned with market trends. Cash compensation is below the 25th percentile of the peer group and equity compensation is above the 75th percentile of the peer group. Total direct compensation is slightly above the 75th percentile of the peer group.

Annual Retainer

Non-Employee Directors receive an annual retainer of $53,000. $15,000 of the annual retainer is automatically deferred into a deferred stock account. The number of shares of stock deferred is equal to the amount of the retainer deferred divided by the most recent closing stock price on the date of the retainer payment, which is January 1st. The remainder of the retainer is paid in cash unless the Director elects, prior to the year the retainer is paid, to defer all or a portion of the remaining retainer into the Donaldson Company, Inc. Compensation Plan for Non-Employee Directors.

A Non-Employee Director who is newly appointed to the Board during the year will receive a prorated annual retainer based on the effective date of the Director’s election to the Board.

An additional annual retainer of $15,000 was added for the Lead Director effective January 1, 2015. This change was made based on Mercer’s Director compensation review completed during Fiscal 2014.

The Chairs of the Board Committees receive an additional annual retainer:

•	$22,000 for the Audit Committee Chair
•	$15,000 for the Human Resources Committee Chair
•	$15,000 for the Corporate Governance Committee Chair

Board Committee members receive the following additional annual retainers:

•	$12,000 for Audit Committee membership
•	$3,000 for Human Resources Committee membership
•	$2,000 for Corporate Governance Committee membership

These additional retainers are also paid in cash unless the Director elects to defer all or a portion of the retainer into the Donaldson Company, Inc. Compensation Plan for Non-Employee Directors.

Stock Options

The Company’s Non-Qualified Stock Option Program for Non-Employee Directors provides an annual grant of a non-qualified stock option to each Non-Employee Director who is a member of the Board on the first business day following January 1st of each year.

The annual grant is based on a fixed value of $140,000. The number of options granted is determined by dividing the fixed value by the Black Scholes value of the Company stock as of the date of the grant (the shares will be rounded to the nearest 100 shares). The date of the stock option grant in Fiscal 2015 was January 2, 2015. The number of options granted to each Non-Employee Director was 14,000. The grant price is the closing stock price on the date of grant. The options are subject to a 3-year vesting schedule so that one-third of the shares vest on the first year anniversary, one-third vest on the second year anniversary, and one-third vest on the third year anniversary, and the options have a ten-year term.

A Non-Employee Director who is newly appointed to the Board during the year will receive a prorated stock option grant based on the number of completed months the Director is on the Board during the year.

Deferred Compensation

The Company sponsors the Donaldson Company, Inc. Compensation Plan for Non-Employee Directors, a non-qualified deferred compensation plan. The plan permits the Directors to elect to receive their annual retainers in one or more of the following methods:

•	In cash on a current basis;
•	In cash on a deferred basis (deferred cash account); or
•	In Company stock on a deferred basis (deferred stock account).

17

Annual retainers are paid on January 1st. As predetermined by the Board, the number of shares deferred into the deferred stock account for the annual retainers is equal to the amount of the retainer deferred divided by the closing stock price on the previous business day.

Any amount deferred into a deferred cash account prior to January 1, 2011 will be credited with interest at a rate equal to the ten-year Treasury Bond rate plus two percent. Effective for deferrals made after December 31, 2010, the interest rate will be the ten-year Treasury Bond rate.

The amounts deferred into a deferred stock account will be credited with any quarterly dividends paid on the Company’s Common Stock. The Company contributes shares in an amount equal to the deferred stock accounts to a trust and a Director is entitled to direct the trustee to vote all shares allocated to the Director’s account. The Common Stock will be distributed to each Director following retirement pursuant to the Director’s deferral payment election. The trust assets remain subject to the claims of the Company’s creditors, and become irrevocable in the event of a “Change in Control” as defined under the 1991 Master Stock Compensation Plan, the 2001 Master Stock Incentive Plan, and the 2010 Master Stock Incentive Plan.

Fiscal 2015 Director Compensation

The Fiscal 2015 compensation for our Non-Employee Directors is shown in the following table.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
Andrew Cecere	50,000	15,027	140,238	0	0	0	205,265
Michael J. Hoffman	43,000	14,988	140,238	0	0	0	198,226
Paul David Miller	0	67,023	140,238	0	0	0	207,261
Jeffrey Noddle	68,000	14,998	140,238	0	0	0	223,226
Willard D. Oberton	53,000	15,027	140,238	0	0	0	208,265
James J. Owens	53,000	15,027	140,238	0	0	0	208,265
Ajita G. Rajendra	0	67,989	140,238	0	0	0	208,227
Trudy A. Rautio	0	50,599	128,444	0	0	0	179,043
John P. Wiehoff	0	74,981	140,238	0	0	0	215,219

_______________

(1)	The column shows the portion of the annual retainer for Chairs and Members of a Board Committee for Fiscal 2015 that each Director has elected to receive in cash. Each Director had the option to elect to receive this amount in cash, deferred cash, or a deferred stock award.
(2)	This column represents the aggregate grant date fair value of deferred stock awards granted during Fiscal 2015 computed in accordance with FASB ASC Topic 718. This column includes the portion of the annual retainer that is payable in a deferred stock award. It also includes all or a portion of the remainder of the annual retainer, Chair retainers, and Committee member retainers which the Directors elected to receive in a deferred stock award. The following table lists for each Director the number of deferred stock awards granted during Fiscal 2015 in lieu of retainers and the grant date fair value of each deferred stock award:

	Retainer Fees(a)
Name	Deferred Stock (#)	Grant Date Fair Value ($)
Andrew Cecere(b)	389	15,027
Michael J. Hoffman	388	14,988
Paul David Miller	1,735	67,023
Jeffrey Noddle	388	14,988
Willard D. Oberton	389	15,027
James J. Owens	389	15,027
Ajita G. Rajendra	1,760	67,989
Trudy A. Rautio	1,384	50,599
John P. Wiehoff	1,941	74,981

18

_______________

a.	The Fiscal 2015 deferred stock awards for the annual retainers were made effective January 1, 2015, the date previously established by the Board of Directors. The grant date fair values for those awards are based on the closing market price of the stock on the previous business day, December 31, 2014.
b.	Ms. Rautio became a Director effective January 30, 2015. She received a prorated annual retainer for 2015 and the deferred stock award for that retainer was made effective January 30, 2015. The grant date fair value for that award is based on the closing market price of the stock on that date.
(3)	The following table lists for each Director the deferred stock awards that are vested and will be paid out at the deferral election date made by the Director as of July 31, 2015, subject to the approval of the Board:

Deferred Stock
Andrew Cecere	852
Michael J. Hoffman	25,289
Paul David Miller	32,792
Jeffrey Noddle	47,175
Willard D. Oberton	10,398
James J. Owens	2,260
Ajita G. Rajendra	9,766
Trudy A. Rautio	1,397
John P. Wiehoff	38,381
(4)	This column represents the aggregate grant date fair value of stock option awards to purchase 14,000 shares of Common Stock granted during Fiscal 2015 to each Non-Employee Director computed in accordance with FASB ASC Topic 718. Refer to Footnote I to the Consolidated Financial Statements in our Annual Report on Form 10-K for Fiscal 2015 for our policy and assumptions made in the valuation of share-based payments.

The amount included in this column for each Non-Employee Director includes $140,238, reflecting the grant date fair value of options to purchase 14,000 shares of Common Stock granted on January 2, 2015, the grant date previously established by the Board of Directors. The exercise price for those options was the closing market price of the stock on that date. Admiral Miller elected to transfer 6,985 of his total 14,000 award to members of his immediate family.

Ms. Rautio received the annual stock option grant of 14,000 shares effective January 30, 2015 based on her appointment to the Board effective that date. The exercise price for this option was the closing market price of the stock on the grant date.

As of July 31, 2015, each of the Non-Employee Directors had the following stock options outstanding:

	Exercisable	Unexercisable
Andrew Cecere	5,000 shares	24,000 shares
Michael J. Hoffman	114,200 shares	26,400 shares
Paul David Miller	79,207 shares	13,128 shares
Jeffrey Noddle	114,200 shares	26,400 shares
Willard D. Oberton	92,800 shares	26,400 shares
James J. Owens	11,000 shares	25,200 shares
Ajita G. Rajendra	42,200 shares	26,400 shares
Trudy A. Rautio	0 shares	14,000 shares
John P. Wiehoff	114,200 shares	26,400 shares

19

EXECUTIVE COMPENSATION

Compensation Committee Report

The Human Resources Committee (“Committee”) of the Board of Directors of Donaldson, acting in its capacity as the Compensation Committee of the Company, has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended July 31, 2015.

Submitted by the Human Resources Committee

Jeffrey Noddle, Chair
Michael J. Hoffman

James J. Owens
Ajita G. Rajendra

Compensation Discussion and Analysis

Executive Summary

The Compensation Discussion and Analysis provides information on the Company’s executive compensation program and the compensation awarded for Fiscal 2015 to our Executive Officers (“Named Executive Officers” or “NEOs”).

During Fiscal 2015, as part of the CEO succession process developed by the Board, Tod Carpenter succeeded William Cook as President and Chief Executive Officer on April 1, 2015. Mr. Cook remains our employee and Chairman of the Board. Mr. Cook had been our Chairman, President, and Chief Executive Officer since August 1, 2004.

Our Named Executive Officers for Fiscal 2015 were the following Executive Officers:

•	Tod Carpenter, President and Chief Executive Officer (“CEO”)
•	William Cook, Chairman of the Board
•	James Shaw, Vice President and Chief Financial Officer (“CFO”)
•	Thomas Scalf, Senior Vice President, Engine Products
•	Wim Vermeersch, Vice President, Europe, Middle East and Africa
•	Jay Ward, Senior Vice President, Industrial Products

This Compensation Discussion and Analysis should be reviewed in conjunction with the tables and narratives that follow it.

Principles and Objectives of the Company’s Executive Compensation Program

The Committee establishes and administers the Company’s executive compensation program. The key principles of the executive compensation strategy include:

•	Aligning compensation to financial measures that balance both the Company’s annual financial results and superior long-term Shareholder value creation
•	Emphasizing Company financial performance by linking a significant portion of Executive Officer compensation to the actual financial performance of the Company
•	Providing significant amounts of equity-based compensation in order to tie Executive Officer compensation to our Shareholders’ long-term interests
•	Targeting total Executive Officer compensation by comparison to proxy disclosure data for our established peer group (as recommended by an outside independent consultant) and published market survey data
•	Requiring significant levels of Company stock ownership by the Executive Officers

The Company’s objective is to create long-term Shareholder value through superior share price appreciation. Our executive compensation program is designed to support this objective and ensure that the interests of our Executive Officers (“Officers”) are properly aligned with our Shareholders’ long-term interests. Our program emphasizes variable performance-based compensation that promotes the achievement of both short-term and long-term business objectives which are aligned with the Company’s business strategy, and rewards performance when those objectives are actually achieved. The mix of base salary, annual cash incentives, and long-term incentives is designed to ensure the long-term growth of the Company while delivering consistently strong financial results and return on investment (ROI). We believe our executive compensation program has effectively contributed to our Company’s strong sales, earnings growth, and ROI over the past 25 years.

20

The key objectives of the executive compensation program include:

•	Aligning the interests of our Officers with the long-term interests of our Shareholders
•	Providing competitive pay which enables us to attract, retain, reward, and motivate top leadership talent
•	Consistently increasing Shareholder value

The Committee believes the executive compensation program assists the Company in retaining a strong executive leadership team which works together to create maximum Shareholder value. Our NEOs also have high stock ownership requirements, ranging from three to ten times base salary, which further aligns the interests of our NEOs with the long-term interests of our Shareholders.

Fiscal 2015 Financial Performance and Performance-based Compensation Implications

Many factors contributed to our results for each reportable segment for Fiscal 2015. We saw challenging conditions in most of our off-road OEM first-fit equipment end markets. First fit on-road OEM products sales was an exception with growth in new truck sales driving demand for our products. The Company also saw continued strength in demand for replacement filters in both its Engine and Industrial product segments through the first half of the year, but demand weakened as the fiscal year went on. Compared to the prior year, we experienced a 19.2% increase in Gas Turbine sales from last year’s sales of $157 million. Our results were significantly negatively impacted by the strengthening of the U.S. dollar which reduced our Company’s sales by $135 million compared to the previous year. We also continued to make investments including our Global ERP Project and new distribution centers in Europe and Latin America. We incurred restructuring, asset impairment and pension curtailment charges which reduced our EPS by $0.09. The declines in our end markets, restructuring charges, as well as the negative impact of currencies resulted in our GAAP EPS of $1.49 being 15% lower than our Fiscal 2014 EPS of $1.76.

Our compensation program for our NEOs is designed to link directly to our Company performance. Some of our key business results which relate to key performance measures in our performance-based compensation plans included:

•	Net Sales of $2.371 billion, a decrease of 4% from our Fiscal 2014 net sales of $2.473 billion and 11% below our Financial Plan
•	Operating Income percentage of 12.2%, a decrease from our Fiscal 2014 Operating Income percentage of 14.4% and below our Financial Plan of 14.6%
•	Diluted EPS of $1.49, a decrease from our Fiscal 2014 EPS of $1.76, and below our Financial Plan of $1.94
•	ROI of 17.2%, a decrease from our Fiscal 2014 ROI of 21.4% and below our Financial Plan of 21.9%

Our Fiscal 2015 annual cash incentive was structured so that actual compensation received by our NEOs was aligned with Company performance based on our key financial metrics of EPS, net sales, operating income percentage (net income percentage for our CFO), and ROI. As outlined above, the Company’s Fiscal 2015 performance resulted in our key metrics falling short of our Financial Plan.

During Fiscal 2015, we initiated organizational restructuring actions which will have a positive long-term impact. The restructuring includes the closing of our Grinnell, Iowa plant, which will be completed during Fiscal 2016 as well as organizational reductions that occurred during the third and fourth quarters of Fiscal 2015. We also implemented a lump sum offering to certain participants in our U.S. pension plans. The Committee approved the exclusion of these unusual charges from the Fiscal 2015 annual cash incentive calculation. The Committee believed that these were one-time expenses that will have positive long-term results for the Company. The total impact of these exclusions to the NEOs annual incentive payments was $52,000.

Our EPS and net sales were below the threshold level and operating income percent and ROI were below target. As a result, the overall annual cash incentive payouts based on the Company financial results were significantly below target and ranged from 10% to 14% of target and varied based on the specific performance measures and weightings for the NEOs. The annual cash incentive for our NEOs with business segment or regional responsibility is based primarily on their business segment or regional results. For these NEOs, the payouts ranged between 6% and 52% of target based on their business or regional results. For more details refer to the Annual Cash Incentive section.

Our Fiscal 2015 long-term incentives were designed to directly link our NEOs’ compensation to our longer term financial success. Our long-term incentives (described in more detail in the Long-Term Incentives section) for Fiscal 2015 consisted of stock options and performance shares provided through our Long-Term Compensation Plan. The stock options granted to our NEOs for Fiscal 2015 will only provide value to our NEOs if our stock price appreciates over time and we believe this directly links the interests of our NEOs to those of our Shareholders.

21

Payouts under our Long-Term Compensation Plan were based on the Company’s achievement of ROI and net sales growth financial objectives over a three-year cycle. For the three-year cycle beginning August 1, 2012 and ending July 31, 2015, our average net sales decreased by 1.7%, therefore net sales growth was below the minimum threshold. Our average ROI over that period was 20.0%, which was slightly above target. These achievements resulted in below target payouts under the Long-Term Compensation Plan for our NEOs that ranged from 27% to 29% of target. The variation is based on the NEOs’ specific business segment or regional results.

2014 Say-on-Pay Results

At our 2011 Annual Meeting, our Shareholders voted to hold the advisory vote on the compensation for our NEOs every three years. Therefore at our 2014 Annual Meeting, our Shareholders had the opportunity to provide this advisory vote on the compensation for our NEOs. 91% of the votes cast by our Shareholders voted in favor of our executive compensation proposal. The Committee believes that this strong support by our Shareholders of our approach to executive compensation reinforces the overall philosophy and structure of our program and confirms that it is in alignment with the long-term interests of our Shareholders.

Conclusion

Our executive compensation program provides incentives to attain strong financial performance and to ensure alignment with our Shareholders’ long-term interests. The Committee believes that our executive compensation program, with its continued strong emphasis on performance-based compensation and stock ownership, properly motivates our Officers to produce strong returns for our Shareholders and to create long-term Shareholder value. Additionally, the Committee believes that in challenging financial periods, our lower annual cash incentive and Long-Term Compensation Plan payout levels appropriately align executive pay with our Company’s actual performance.

Compensation Process

The Committee assists the Board of Directors in providing oversight on executive compensation. The Committee reviews and approves our overall compensation philosophy, strategy, and policies. The Committee annually reviews and approves all compensation for our Officers. As part of that review, the Committee takes into account competitive market analysis and recommendations by our Chairman, our CEO, our Human Resources Department, and an independent compensation consultant. For more information on the Committee, refer to the Meetings and Committees of the Board of Directors section of this Proxy Statement.

Compensation Consultant

The Committee has the authority to retain independent compensation consultants to assist in the analysis of our executive compensation program. During Fiscal 2014, the Committee engaged an independent compensation consultant to do an annual benchmarking review of our executive compensation program and to be available for Committee meetings as needed. The Committee is also assisted in performing its duties by the Chairman, the CEO and our Human Resources Department.

The Committee has engaged Mercer, a nationally known consulting firm, as its executive compensation consultant on an ongoing basis to attend Committee meetings and conduct the annual benchmarking review of our executive compensation program. Mercer disclosed to the Committee the other services that it provides to the Company. Mercer has also been engaged by management as the Company’s actuary since 2002 and as a compensation consultant for our Asia Pacific region. In assessing the independence of Mercer, the Committee considered the factors contained in the applicable SEC and NYSE rules, including the amount and nature of the additional consulting work provided to the Company by Mercer and concluded that no conflict of interest exists that would prevent Mercer from independently advising the Committee.

Competitive Market

During Fiscal 2015, Mercer completed the market analysis of our executive compensation and presented the results to the Committee at its meeting in September 2014. This review consisted of a market review of our program against a peer group of public companies. This original peer group was established in Fiscal 2010 and is reviewed and updated by the Committee annually. The peer group consists of companies with median revenues approximating the Company’s revenue. This peer group was intended to be representative of the market in which the Company competes for executive talent and consists of the following companies:

Actuant Corporation	IDEX Corporation	Rexnord Corporation
AMETEK, Inc.	ITT	Roper Industries
Briggs & Stratton Corporation	Kennametal Inc.	Snap-On Inc.
CLARCOR Inc.	Modine Manufacturing Co.	The Timken Company
Crane Company	Nordson Corporation	Toro Company
Flowserve Corporation	Pall Corporation	Trimas Corporation
H.B. Fuller Company	Polaris Industries, Inc.	Valspar Corporation
Hubbell Inc.	Regal-Beloit Corporation	Watts Water Technologies, Inc.

22

Mercer utilized this information to inform the Committee of competitive pay practices and to benchmark the base salary, target annual and long-term incentives, and total target compensation for our Officers. Total Target Compensation is generally targeted at the median of the peer group.

Compensation Mix at Target

It is the intention of the Committee and a key principle of our executive compensation program that a significant portion of an Officer’s total direct compensation be performance-based and that the portion of performance-based compensation should increase by level of position in the Company. For Fiscal 2015, the performance-based portion of total target direct compensation was approximately 77% for our CEO, 65% for Senior Vice Presidents, and 60% for Vice Presidents.

The Company’s results directly impacted the actual total direct compensation paid to our NEOs. The Annual Cash Incentive for Fiscal 2015 paid out below target and ranged from 6% to 55% of target for our NEOs. The Company’s Long-Term Compensation Plan payouts to the NEOs for the three-year cycle concluding in Fiscal 2015 were below target and ranged from 27% to 29% of target. As a result, actual total direct compensation for Fiscal 2015 was below the target levels for our NEOs. The following table shows the Fiscal 2015 actual total direct compensation versus target for our NEOs:

Named Executive Officer	Target Total Direct Compensation *	Actual Total Direct Compensation **
Tod Carpenter	$2,420,310	$1,743,538
William Cook	$3,708,342	$2,520,390
James Shaw	$871,507	$606,216
Thomas Scalf ***	$799,533	$611,315
Wim Vermeersch ****	$629,882	$566,656
Jay Ward	$1,135,919	$777,214

_______________

*	Target Total Direct Compensation consists of base salary, target annual cash incentive for Fiscal 2015, target value at the beginning of the cycle Long-Term Compensation Plan award with the three-year period ending July 31, 2015, and the value of Fiscal 2015 annual stock option award.
**	Actual Total Direct Compensation consists of base salary, annual cash incentive for Fiscal 2015, value on July 31, 2015 of Long-Term Compensation Plan award for the three-year period ending July 31, 2015, and the value of Fiscal 2015 annual stock option award.
***	Mr. Scalf was not eligible for the Long-Term Compensation Plan cycle which ended on July 31, 2015.
****	Mr. Vermeersch was not eligible for the Long-Term Compensation Plan cycle which ended on July 31, 2015. Mr. Vermeersch’s compensation is paid in Euros and was converted from Euros to U.S. dollars using the exchange rate of 1 Euro equal to $1.1745, the average exchange rate for Fiscal 2015.

Executive Compensation Program Elements

The primary elements of our executive compensation program for Fiscal 2015 were:

•	Base Salary
•	Annual Cash Incentive
•	Long-Term Incentives (includes Long-Term Compensation Awards, Stock Options, and Restricted Stock)
•	Benefits
•	Change in Control Agreements

The Committee believes each compensation element is supported by the principles and objectives described previously in the Principles and Objectives of the Company’s Executive Compensation Program section.

23

Base Salary

The base salaries paid to our Officers are designed to provide a market competitive level of compensation for each Officer based on position, scope of responsibility, business and leadership experience, and individual performance. Base salaries are the least variable element of compensation and are generally targeted at the median of our peer group. The Committee reviews the Officers’ base salaries annually and may adjust them based on market competitiveness and individual performance.

During Fiscal 2015, we executed a leadership transition with Mr. Carpenter succeeding Mr. Cook as President and CEO. Based on the market analysis completed by Mercer, at the time of Mr. Carpenter’s succession to the CEO, the Committee increased his base salary effective April 1, 2015 from $525,000 to $700,000.

The Committee reviewed the base salary for Mr. Cook at its December 2014 meeting and based on the market analysis completed by Mercer, the Committee adjusted Mr. Cook’s base salary effective January 1, 2015 from $950,000 to $978,500, which was a 3.0% increase. Effective April 1, 2015, the Committee then adjusted Mr. Cook’s base salary from $978,500 to $650,000. This adjustment was to reflect the change in his responsibilities as he transitioned to Chairman only.

During Fiscal 2015 the Committee also reviewed the base salaries of each of the other NEOs. Based on the market analysis completed by Mercer and recommendations from our CEO, the Committee approved the following base salary increases for our NEOs.

•	Mr. Scalf, Senior Vice President, Engine Products, received a 4.7% increase effective October 1, 2014.
•	Mr. Vermeersch, Vice President, Europe, Middle East and Africa received an increase of 4.4% effective October 1, 2014.
•	Mr. Ward, Senior Vice President, Industrial Products, received a 3% increase effective October 1, 2014.

Annual Cash Incentive

The annual cash incentive award is designed to reward Officers for their contributions toward the Company’s achievement of specific goals and to link the interests of our Officers with the Company’s Board approved Financial Plan. This incentive compensation element focuses attention on the Company’s actual financial performance and provides a significant financial performance-based variable component of our total compensation package.

Each year, the Committee establishes the annual cash incentive target opportunities as a percentage of base salary based on our peer group market data. Effective April 1, 2015, the Committee increased the target opportunity for Mr. Carpenter from 80% to 100% of base salary. This change was based on Mercer’s market review and was made in recognition of his succession to CEO. His target opportunity for the entire fiscal year was 86.6% of base salary. If the maximum performance had been achieved the payout for our CEO would have been 200% of target opportunity or 173.2% of base salary.

The target opportunity for Mr. Cook, our CEO until April 1, 2015, was 110% of base salary for the full year. If the maximum performance had been achieved the payout would have been 200% of target opportunity or 220% of base salary. The annual cash incentive target opportunity for our other NEOs ranged from 40% to 60% of base salary, based on position. If maximum performance had been achieved for these NEOs, the payouts would have ranged from 180% to 200% of target opportunity or ranged from 72% to 120% of base salary.

Performance Goals. Predetermined performance measures and goals are set by the Committee each year. The annual cash incentive awards are calculated based on predetermined ranges for the achievement of the established performance measures. The goals reflect our strong performance-based philosophy, and the Committee believes the measures chosen are key to our financial success.

For Fiscal 2015, the Committee had discussions to determine the appropriate performance measures to help drive the Company to reach our long-term growth objectives. The Committee decided to continue to emphasize sales as a performance measure utilized in the annual cash incentive by maintaining the percentage of the annual incentive based on sales at 40%.

For Fiscal 2015, the predetermined financial performance measures and the percentage of the incentive based on target performance of these measures as established by the Committee for the NEOs were as follows:

Performance Measure	CEO	CFO and VP, Europe, Middle East and Africa	Other Officers
Net Sales	40%	40%	40%
Operating Income Percent of Sales	15%	—	25%
Net Income Percent of Sales	—	25%	—
Earnings per Share (EPS)	30%	20%	20%
Return on Investment (ROI)	15%	15%	15%

24

The EPS performance measure for Fiscal 2015 was based on achieving a record attainment of EPS at the threshold and a 10% increase over prior record EPS at target. The other performance measures for Fiscal 2015 were based on the Company’s Board approved Fiscal 2015 Financial Plan. For each performance measure, achievement of the Financial Plan target would have resulted in a payout at the 100% level, achievement below the Financial Plan target but above a threshold amount would have resulted in a lower payout, and achievement above the Financial Plan target would have resulted in a higher payout up to a pre-determined maximum.

Our Annual Incentive Plan states that the incentive targets and achievement can exclude restructuring expenses if pre-approved by the Committee. During Fiscal 2015, we began organizational restructuring which we believe will benefit the Company’s long-term cost structure. These were:

•	the closing of our Grinnell, Iowa plant, which will be completed during Fiscal 2016,
•	organizational restructuring initiatives during the third and fourth quarters of Fiscal 2015, and
•	a lump sum settlement that was accepted by certain participants in our U.S. pension plans.

The Committee approved the exclusion of these restructuring charges and expenses from the Fiscal 2015 annual cash incentive calculation. The Committee believed that these were one-time expenses that will have positive long-term results for the Company. The exclusions impacted the achievement levels for EPS, ROI, operating income percent of sales, and net income percent of sales. The total impact to the NEOs annual incentive payments for Fiscal 2015 was $52,000.

Annual cash incentive awards for NEOs with corporate responsibility are based on the Company’s overall financial results. The annual cash incentive awards for NEOs with business segment responsibility are based on their specific business segment results for net sales, operating income percent of sales, operating income, and ROI (calculated as net operating profit after taxes divided by the average net operating investment for the period).

For Fiscal 2015, the net sales corporate target (100% achievement) was $2.675 billion. Actual achievement was $2.371 billion which was below the threshold level of $2.493 billion resulting in no payout for this goal. The net sales target for the Engine Products business segment was $1.679 billion. Actual achievement was $1.484 billion which was below the threshold of $1.584 billion resulting in no payout. The net sales target for the Industrial Products business segment was $996 million. Actual achievement was $887 million which was below the threshold of $896 million resulting in no payout. The net sales target for the Europe, Middle East and Africa region was €661 million. Actual achievement was €646 million resulting in a payout of 76.7%.

The Company’s operating income percent of sales target for Fiscal 2015 (100% achievement) was 14.6%. Achievement was 12.2% prior to the approved exclusions and 12.7% with the Committee approved exclusions, resulting in a payout at 4% of target level. The operating income percent of sales target for our Engine Products business segment was 14.9% with achievement adjusted for the approved exclusions below the threshold at 12.9%, resulting in no payout. The operating income percent of sales target for our Industrial Products business segment was 15.5% and achievement adjusted for the approved exclusions was 14.2%, for a payout at 37.0% of target level.

The net income percent of sales goal target (100% achievement) for our CFO for Fiscal 2015 was 10.4%. Achievement with the approved exclusions for Fiscal 2015 was 9.2%, for a payout at 16.7% of the target level. The net income percent of sales target for our Europe, Middle East and Africa region was 10.9% and achievement adjusted for the approved exclusions was 10.2%, for a payout at 54.7% of target level.

The target EPS goal (100% achievement) was $1.94. The EPS achievement for Fiscal 2015 was $1.49 prior to the approved exclusions and $1.55 with the Committee approved exclusions. Both were below the threshold of $1.76 resulting in no payout for this measure.

For Fiscal 2015, the ROI performance measure target for the Company (100% achievement) was 21.9%. The actual ROI for Fiscal 2015 was 17.2% prior to the approved exclusions and 17.9% with the Committee approved exclusions, resulting in a payout at 66.6% of the target level. As established by the Committee, a business segment or region may have a higher ROI target based on the dynamics of the particular business and exclusions of certain corporate accounts from the business segment or region ROI calculation. For Fiscal 2015, the worldwide ROI targets for our Engine Products and Industrial Products business segments and Europe, Middle East and Africa region ranged between 21% and 25%. The ROI achievement with the approved exclusions for our Engine Products business segment was 20.1%, for a payout at 42.7% of target level. The ROI achievement with the approved exclusions for our Industrial Products business segment was 19.6%, for a payout at 55.9% of target level. The ROI achievement with the approved exclusions for our Europe, Middle East and Africa region was 18.6%, for a payout at 68.8% of target level.

25

Payouts. Given the challenging business environment during Fiscal 2015 actual payouts for our NEOs ranged from 6% to 55% of target. The overall annual cash incentive payment for Fiscal 2015 for each of our NEOs is set forth below:

Named Executive Officer	Target Payment as a % of Base Salary	Target Award	Actual Award
Tod Carpenter(1)	100%	$606,200	$63,956
William Cook	110%	$715,000	$73,141
James Shaw	60%	$210,000	$29,304
Thomas Scalf	60%	$201,024	$12,806
Wim Vermeersch(2)	40%	$139,049	$75,823
Jay Ward	60%	$247,200	$42,630

_______________

(1)	Target percentage changed effective April 1, 2015 from 80% to 100%. The target payout as a percent of base salary is based on eight months at 80% target and four months at 100% target.
(2)	Mr. Vermeersch’s incentive is paid in Euros and was converted from Euros to U.S. dollars using the annual average exchange rate as of the end of Fiscal 2015 of €1 equal to $1.1745.

U.S. Officers may elect to defer up to 100% of their annual cash incentive into the Donaldson Company, Inc. Deferred Compensation and 401(k) Excess Plan.

Long-Term Incentives

We believe that Long-Term Incentives tied to our common stock help align the interests of our Executive Officers to the interests of our Shareholders. We deliver our long-term incentives primarily through stock option awards and performance share awards that are granted annually.

Our long-term incentive awards are based on a competitive market value by position level targeted at the market median. Each year the Committee determines the Long-Term Incentive values for each of our Executive Officers based on the market data provided in the Mercer review.

Approximately one-half of that value will be provided in stock options and one-half in performance share awards through our Long-Term Compensation Plan.

Long-Term Compensation Plan. The purpose of our Long-Term Compensation Plan is to provide a long-term incentive for our Officers which will reward them for the Company’s achievement of predetermined levels of long-term Company financial performance. The Long-Term Compensation Plan measures performance over a three-year period and the award is paid out at the end of the period based on the attainment of the pre-established Committee-approved financial performance goals. This award is paid out in Company stock which helps to align the interests of our Officers to the interests of our Shareholders.

A new three-year performance cycle is established each year. Based on our peer group market data, the Committee establishes each new award, including the financial performance objectives, the award matrix, and payout targets (the number of performance units) for each Officer.

For the award granted in Fiscal 2015, the target number of performance units is approximately one-half of the long-term incentives by position level as determined by the Committee. The target number of performance units is based on that value divided by the twelve-month weighted average Company stock price as of the end of the fiscal year in which the annual grant was made.

The potential payouts under the Long-Term Compensation Plan range from 0% to 200% of the target shares based on the predetermined levels of achievement over the three-year period.

The performance objectives are based on two metrics which the Committee believes are key to our long-term financial success: growth in net sales and ROI. Except as provided below, results for growth in net sales and ROI must meet the threshold performance level for both measures in order for a payout to be achieved. These targets are set by the Committee prior to the beginning of each three-year cycle. The Committee believes it is a key objective for the Company to maintain a certain level of ROI for our Shareholders when economic conditions result in sales growth that is below the threshold. Therefore, a payout ranging from 10% to 50% of target is available based on achievement of predetermined ROI results when the predetermined sales growth is below threshold.

26

Awards for Officers with corporate responsibility are based on overall Company growth in net sales and ROI. Awards for Officers with business segment or regional responsibility are based 50% on their business segment or region results for net sales and ROI and 50% on overall Company results. As established by the Committee, business segments and regions can have different net sales and ROI target goals from the overall Company goals.

For the performance cycle with the three-year period that ended July 31, 2015, the Company experienced a decrease in net sales due to the challenging global business conditions, therefore there was no payout for the growth in net sales performance measure. The Company’s average annual target ROI for that cycle was 19.0%. Actual Company ROI achievement for that cycle was 20.0%. The combination of these two resulted in an achievement for Corporate goals of 29% of the target level.

Our Engine Products business segment also experienced a decrease in net sales over the three-year period and they achieved an average ROI of 23.9%, resulting in achievement of 25% of the target level. For our Industrial Products business segment, sales declined over the three-year period and the average ROI was 24.1%, resulting in achievement of 29% of the target level.

The target shares and the actual share payout for the NEOs were:

Named Executive Officer	Target Shares	Actual Share Payout
Tod Carpenter	5,100	1,377
William Cook	21,300	6,220
Jim Shaw	3,300	964
Jay Ward	6,000	1,743

The payouts are based on the position the NEO held at the beginning of the cycle. Therefore, Mr. Carpenter received a payout based on the Engine Products business segment results.

Mr. Scalf and Mr. Vermeersch were not eligible for the Long-Term Compensation Plan performance cycle that ended on July 31, 2015.

A U.S. Officer may elect to defer his or her Long-Term Compensation Plan payout into the Donaldson Company, Inc. Deferred Compensation and 401(k) Excess Plan.

Stock Options. The Committee makes annual stock option awards to our Officers. Stock options vest over a three-year period from the date of the grant in one-third increments each year and have a ten-year term. The date of the grant is the date the grants are approved by the Committee and the grant price is the closing price on the date of the grant. On an annual basis, the Committee decides the number of options granted to our Officers.

The number of options is based on approximately one-half of the long-term incentive value by position level as approved by the Committee divided by the Black Scholes value as described in Note I to the Consolidated Financial Statements in our Annual Report on Form 10-K for Fiscal 2015.

Stock option grants are made under the 2010 Master Stock Incentive Plan and all options are non-qualified stock options. For stock options granted prior to Fiscal 2011, grants provided to an Officer within the first five years of being named an Officer had a reload provision. This provision provided a new option grant to be established upon exercise of the original grant. Reload stock options are automatically granted under the terms of the original stock option agreement to which they relate and no further action of the Committee is required. The reload stock option is granted for the number of shares tendered as payment for the exercise price and tax withholding obligation. The option price of the reload option is equal to the market price of the stock on the date of exercise and will expire on the same date as the original option. Stock options that are currently granted to Officers do not have a reload provision.

Restricted Stock. Restricted stock awards are granted to Officers in special circumstances. The Committee may grant a restricted stock award as part of the hiring of a new Officer, in recognition of a significant change in roles and responsibilities for an Officer, or as a retention vehicle for a current Officer. Restricted stock grants generally have a five-year cliff vesting schedule. Dividend equivalents are paid in cash on restricted stock during the vesting period. The following are the outstanding restricted stock grants for our NEOs.

Named Executive Officer	Grant Date	Shares	Vesting Date
Tod Carpenter	9/21/2012	2,000	9/21/2017
James Shaw	9/17/2010	4,000	9/17/2015
James Shaw	9/21/2012	2,000	9/21/2017
Thomas Scalf	11/25/2013	3,000	11/25/2018
Wim Vermeersch	1/9/2012	3,000	1/9/2017
Jay Ward	2/25/2014	20,000	2/25/2017

27

Benefits

To ensure that we provide a competitive total compensation program which supports our efforts to attract and retain key executive leadership, the Company provides indirect compensation, such as health and welfare benefits and retirement benefits, to its Officers. The following are the benefits provided to the NEOs other than Mr. Vermeersch.

Health and Welfare Benefits. Our U.S. Officers participate in the same health and welfare programs as all other Company U.S. salaried Employees.

Retirement Benefits. Our U.S. Officers participate in the following retirement plans which are provided to most other Company U.S. salaried Employees:

•	Salaried Employees’ Pension Plan is a defined benefit pension plan which provides retirement benefits to eligible U.S. Employees through a cash balance benefit. It is designed to meet the requirements of a qualified plan under ERISA and the Internal Revenue Code. See the Pension Benefits Table and narrative for more information on this plan.

In July 2013, the Company announced that effective August 1, 2013, the plan is frozen to any Employees hired on or after August 1, 2013. Effective August 1, 2016, Employees hired prior to August 1, 2013 will no longer continue to accrue Company contribution credits under the plan.

•	Retirement Savings and Employee Stock Ownership Plan is a defined contribution plan designed to meet the requirements of a qualified plan under ERISA and the Internal Revenue Code and to encourage our Employees to save for retirement. Most of our U.S. Employees are eligible to participate in this plan. Participants can contribute on a pretax basis up to 50% of their total cash compensation, up to the IRS annual deferral limits. The Company matches 100% of the first 3% of compensation that a participant contributes plus 50% of the next 2% of compensation that a participant contributes.

In July 2013, the Company announced that Employees hired on or after August 1, 2013 are eligible for a 3% annual Company retirement contribution in addition to the Company match described above. Effective August 1, 2016, Employees hired prior to August 1, 2013 will be eligible for the 3% annual Company retirement contribution.

Because Mr. Vermeersch is not based in the U.S., he did not participate in the benefit programs discussed above. He participated in the health, welfare and retirement programs provided to Employees at the Company’s Leuven, Belgium location. These benefits included disability, life insurance, and health insurance. Leuven, Belgium Employees also participate in a defined benefit pension plan, the Defined Benefit Plan for the Benefit of Donaldson Europe BVBA. This plan provides a lump sum benefit at retirement of 2.4 times base salary up to the Computation Ceiling (€46,657.55 through June 30, 2015 and €47,117.80 beginning July 1, 2015) plus 8.4 times base salary over the Computation Ceiling. The lump sum value is prorated by years of service less than 40.

Executive Benefits. In order to attract and retain key executive leadership, the Company also provides the following executive retirement plans and deferred compensation plans for our NEOs other than Mr. Vermeersch:

•	Excess Pension Plan
•	Deferred Compensation and 401(k) Excess Plan
•	Supplemental Executive Retirement Plan (frozen to new participants as of January 1, 2008)
•	Deferred Stock Option Gain Plan (frozen to new deferral elections)
•	ESOP Restoration Plan (frozen plan)

Mr. Vermeersch participated in the Swiss Life MultiPlan, which is a defined contribution plan for executive leadership in Belgium. The contributions are made solely by the Company and are equal to 0.6% of base salary up to the Contribution Ceiling (€46,657.55 through June 30, 2015 and €47,117.80 beginning July 1, 2015) plus 1.6% of base salary above the Contribution Ceiling. Per Belgian law, the contributions have a minimum guaranteed return of 3.25%.

For details on these plans, refer to the Pension Benefits Table and narrative and the Non-Qualified Deferred Compensation Table and narrative.

28

Perquisites

Effective January 1, 2011, the Company does not provide any perquisites to our NEOs based in the U.S.

Mr. Vermeersch is located in Belgium and has a Company-provided automobile and €850 annually for tax filing assistance. The Company believes it is necessary to provide these benefits which are consistent with normal market practice in his country of residence.

Change in Control Agreements

The Company has entered into a Change in Control Agreement (“CIC Agreement”) with each of our Officers. Other than the CIC Agreements, we do not have any employment contracts with our NEOs, except that we have an employment contract with Mr. Vermeersch that is consistent with the terms of employment contracts for director level employees of the Company in Belgium.

The Committee believes that our CIC Agreements, which contain a “double-trigger” assist us in retaining our executive leadership and are designed to enable our Officers to maintain objectivity in the event of a change in control situation and to better protect the interests of our Shareholders. The Committee also believes that the change in control provisions in our stock option awards, Long-Term Compensation Plan, and deferred compensation plans, which are triggered by the change in control itself and are not dependent upon any qualifying termination of employment event, are important because they provide retention incentives during what can be an uncertain time for Officers and also provide additional assurances to the Company that it will be able to complete a transaction that the Board believes is in the best interests of our Shareholders.

The CIC Agreement in effect during Fiscal 2015 provides that, upon a change in control, if the Officer’s employment with the Company is terminated within 24 months:

•	of the change in control without “cause,” or
•	of the change in control, or under certain circumstances a potential change in control, by the Officer for “good reason,”

then the Company shall pay or provide the following severance payments to the Officer:

•	A cash lump sum equal to a multiple of the sum of the Officer’s base salary plus the Officer’s target cash incentive from the Annual Cash Incentive Plan then in effect. The multiple is based on level within the Company as follows:
•	Chairman and CEO – three times the sum of base salary and target annual incentive
•	Senior Vice Presidents – two times the sum of base salary and target annual incentive
•	Vice Presidents – one times the sum of base salary and target annual incentive
•	Thirty-six months of health, life, accident, and disability coverage
•	A cash lump sum equal to:
•	The value of the benefit under each pension plan assuming the benefit is fully vested and the Officer had three additional years of benefit accrual; less
•	The value of the vested benefit accrued under each pension plan
•	The CIC Agreement provides that the Officer’s payments will be reduced to the maximum amount that can be paid without triggering an excise tax liability. This reduction would only occur if the net amount of those payments is greater than the net amount of payments without the reduction.
•	Outplacement services, suitable to the Officer’s position, for up to three years

Under the Company’s non-qualified deferred compensation plans and the excess plans described above, the payment to the Officer of his or her vested benefit is accelerated to be payable in the form of a lump sum immediately following a change in control followed by a qualifying termination.

29

Stock Ownership Requirements

In order to ensure continual alignment with our Shareholders, the Committee has established stock ownership requirements for our Officers. The Committee believes that linking a significant portion of the Officer’s personal holdings to the Company’s long-term success, as reflected in the stock price, provides Officers a stake similar to that of our Shareholders. Therefore, Officers are expected to acquire and hold a significant amount of the Company’s stock. The Committee has established stock ownership requirements (based on all shares of Company stock owned by an Officer, including unvested restricted stock, but excluding unexercised stock options) for our Officers as follows:

•	Ten times base salary for our Chairman and our CEO
•	Five times base salary for our Senior Vice Presidents
•	Three times base salary for our Vice Presidents

In addition, once initial ownership requirements are met, Officers must retain 25% of all net shares received from stock option exercises.

New Officers are expected to meet their ownership requirement within five years of being named an Officer. As of the end of Fiscal 2015, all the NEOs who had been in Officer roles at the Company for at least five years had met their ownership requirements.

Stock Hedging and Pledging Policy

The Company Hedging and Pledging Policy prohibits the Company’s Directors and Executive Officers from engaging in a hedge of Company stock, which includes any instrument or transaction through which the Director or Executive Officer offsets or reduces exposure to the risk of price fluctuations in Company stock. The policy also prohibits pledges of Company stock (e.g. as collateral for a loan or by holding Company securities in a margin account) by Directors or Executive Officers.

Named Executive Officer Compensation

The determination of the base salary, annual incentive, and equity compensation for Fiscal 2015 for our CEO until April 1, 2015, William Cook, and our CEO as of April 1, 2015, Tod Carpenter, was made as described above in the Compensation Process section of this Compensation Discussion and Analysis.

Mr. Carpenter’s Compensation. Effective April 1, 2015 when Mr. Carpenter became CEO, his base salary was increased to $700,000.

Mr. Carpenter earned an annual cash incentive for Fiscal 2015 of $63,956 which will be paid in November 2015. This amount was calculated as described above under the Annual Cash Incentive section. Mr. Carpenter’s annual cash incentive was based on a 4% of target level achievement of operating income percentage, a 66.6% of target level achievement of ROI, and a below threshold achievement for both EPS and net sales.

Mr. Carpenter earned a Long-Term Compensation Plan award payout for the three-year cycle that ended July 31, 2015 of 1,377 shares, based on an achievement level of 29% of target for the Company and 25% for the Engine Products business segment. This award was determined as described above under the Long-Term Compensation Plan section.

Mr. Carpenter received an annual stock option grant in December 2014 of 54,000 shares. This option grant vests over a three-year period from the date of grant in one-third increments and has a ten-year term. The option price was $38.78, which was the closing stock price on the grant date. The amount of the option grant was determined as described above in the Stock Options section. Mr. Carpenter also received a stock option grant on January 30, 2015 of 55,000 shares. This option was granted by the Committee in recognition of Mr. Carpenter’s succession to President and CEO. The grant vests over a three-year period from the grant date in one-third increments and has a ten-year term. The option price was $36.56, which was the closing stock price on the grant date.

Mr. Cook’s Compensation. Effective January 1, 2015, Mr. Cook’s base salary was increased to $978,500 (reflecting a 3% increase) and was decreased to $650,000 effective April 1, 2015 when he transitioned from President and CEO to Chairman of the Board.

Mr. Cook earned an annual cash incentive for Fiscal 2015 of $73,141 which will be paid in November 2015. This amount was calculated as described above under the Annual Cash Incentive section. Mr. Cook’s annual cash incentive was based on a 4% of target level achievement of operating income percentage, a 66.6% of target level achievement of ROI, and a below threshold achievement for both EPS and net sales.

30

Mr. Cook earned a Long-Term Compensation Plan award payout for the three-year cycle that ended July 31, 2015 of 6,220 shares, based on an achievement level of 29% of target. This award was determined as described above under the Long-Term Compensation Plan section. Mr. Cook received an annual stock option grant in December 2014 of 134,500 shares. This option grant vests over a three-year period from the date of grant in one-third increments and has a ten-year term. The option price was $38.78, which was the closing stock price on the grant date. The amount of the option grant was determined as described above in the Stock Options section.

Each of the other NEOs is paid the same components of compensation as the CEO, and they are determined as described in this Compensation Discussion and Analysis. The determination of each of the other NEOs’ base salary, annual incentive, and equity compensation was determined as described above in the Compensation Process section.

Tax Considerations

The Committee monitors any changes in regulations when reviewing the various elements of our executive compensation program. Section 162(m) of the Internal Revenue Code generally disallows federal tax deductions for compensation in excess of $1 million paid to the CEO and the next three highest paid Officers (other than the CFO) whose compensation is required to be reported in the Summary Compensation Table of the Proxy Statement. Certain performance-based compensation is not subject to this deduction limitation.

The 1991 Master Stock Compensation Plan and the 2001 Master Stock Incentive Plan, both of which have expired, were approved by Shareholders in 1991 and 2001, respectively. The 2010 Master Stock Incentive Plan was approved by Shareholders at the 2010 annual meeting. These plans limit the number of shares under a stock option or the Long-Term Compensation Plan that can be granted in any one year to any one individual to further the policy of preserving the tax deduction for compensation paid to executives. Our Officer Annual Cash Incentive and our Long-Term Compensation Plans were adopted by the Committee as sub-plans of the 2010 Master Stock Incentive Plan, subject to all the terms and limits of that Plan. The awards provided by these sub-plans are intended to qualify as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. The Committee reviewed the potential consequences for the Company of Section 162(m) and believes that this provision did not affect the deductibility of compensation paid to our Officers in Fiscal 2015.

The Committee reserves the right, in appropriate circumstances and for the benefit of Shareholders, to award compensation that may result in a loss of tax deductibility under Section 162(m).

The Committee designs and administers our equity compensation, our non-qualified deferred compensation, and CIC Agreements to be in compliance with Section 409A, the federal tax rules affecting non-qualified deferred compensation.

Compensation Risk Analysis

The Company has reviewed and assessed its compensation plans. To complete this review, the Company completed an inventory and analysis of its compensation programs globally and reviewed this with the Committee. Through this review, we determined that our compensation programs, policies, and practices for our Employees are not reasonably likely to have a material adverse effect on the Company. In making this determination, we took into account the compensation mix for our Employees along with the various risk control features of our programs, including balanced performance targets, our stock ownership guidelines, and appropriate incentive caps.

31

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s Named Executive Officers (“NEOs”): our CEO, our CFO, and each of our three other most highly compensated Officers who served in such capacities as of the end of Fiscal 2015 for services rendered during the 2013, 2014, and 2015 fiscal years.

Name and Principal Position	Year	Salary (1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compen- sation(4) ($)	Change in Pension Value and Non- Qualified Deferred Compen- sation Earnings(5) ($)	All Other Compen- sation(6) ($)	Total ($)
Tod Carpenter(7)	2015	580,865	1,333,920	1,052,450	63,956	158,192	122,986	3,312,369
President and CEO	2014	429,062	561,838	518,393	387,114	100,523	198,539	2,195,469
	2013	326,308	278,202	218,555	63,775	36,361	97,792	1,020,993
William Cook(7)	2015	861,246	0	1,377,011	73,141	1,348,517	79,151	3,739,066
Chairman	2014	937,077	1,398,532	1,298,286	1,028,418	319,391	47,799	5,029,503
of the Board	2013	900,789	762,014	873,798	168,808	24,777	94,312	2,824,498
James Shaw	2015	350,000	178,080	194,522	29,304	68,663	24,926	845,495
Vice President and	2014	341,621	198,058	153,434	213,151	56,760	16,616	979,640
CFO	2013	297,741	194,344	102,587	35,328	14,231	18,871	663,102
Thomas Scalf(8)	2015	332,321	245,280	266,188	12,806	79,035	20,214	955,844
Senior Vice President,
Engine Products
Wim Vermeersch(9)	2015	342,382	87,360	148,451	75,823	85,117	53,237	792,370
Vice President, Europe, Middle East and Africa	2014	383,742	240,472	153,434	188,869	78,991	45,495	1,091,003
Jay Ward	2015	409,831	245,280	266,188	42,630	287,777	37,386	1,289,092
Senior Vice President,	2014	391,119	1,112,814	391,572	161,280	29,686	22,369	2,108,840
Industrial Products	2013	346,373	218,760	227,475	33,069	0	29,198	854,875

_______________

(1)	NEOs are eligible to defer a portion of their base salary into the Deferred Compensation and 401(k) Excess Plan. For Fiscal 2015, Mr. Cook deferred $40,192 of his base salary into the Plan and for Fiscal 2014, Mr. Cook deferred $54,785 of his base salary into the Plan. The Plan allows participants to choose different investment alternatives. Mr. Cook chose to allocate his deferral to be credited with a fixed rate of return. For more information on the Deferred Compensation and 401(k) Excess Plan, see the Non-Qualified Deferred Compensation section.
(2)	This column represents the aggregate grant date fair value of performance-based stock awards granted during the fiscal year under our Long-Term Compensation Plan for our NEOs and does not reflect compensation actually received by the NEOs. The performance period for the award granted during Fiscal 2015 is August 1, 2015 through July 31, 2018. The performance period for the award granted during Fiscal 2014 is August 1, 2014 through July 31, 2017. The performance period for the award granted during Fiscal 2013 is August 1, 2013 through July 31, 2016. The aggregate grant date fair value is computed in accordance with FASB ASC Topic 718. Refer to Note I of the Consolidated Financial Statements in our Annual Report on Form 10-K for Fiscal 2015 for our policy and assumptions made in the valuation of share-based payments.

For 2014, this column includes an additional Long-Term Compensation Plan award made to Mr. Vermeersch on December 6, 2013. Mr. Vermeersch had previously not been eligible for this plan. This award is for the cycle beginning on August 1, 2013 and payout will be prorated based on his effective date in the plan.

The grant date fair value is based on the probable outcome of the performance conditions which is the target payout under each award included in the column. The grant date fair value based on the maximum payout awards granted during each fiscal year is the following:

32

	Long-Term Compensation Plan Award Granted during:
Name	Fiscal 2013	Fiscal 2014	Fiscal 2015
Tod Carpenter	$415,644	$1,123,676	$2,667,840
William Cook	$1,524,028	$2,797,064	N/A
James Shaw	$247,928	$396,116	$356,160
Thomas Scalf	N/A	N/A	$490,560
Wim Vermeersch	N/A	$480,944	$174,720
Jay Ward	$437,520	$541,628	$490,560

Mr. Cook did not receive a Long-Term Compensation Plan award during Fiscal 2015.

For 2014, this column also reflects the aggregate grant date fair value of $842,000 for a restricted stock grant of 20,000 shares awarded to Mr. Ward on February 25, 2014.

(3)	This column represents the aggregate grant date fair value of stock option awards granted during the fiscal year under the Company’s 2010 Master Stock Incentive Plan and 2001 Master Stock Incentive Plan. These amounts were calculated in accordance with FASB ASC Topic 718. Refer to Note I of the Consolidated Financial Statements in our Annual Report on Form 10-K for Fiscal 2015 for our policy and assumptions made in the valuation of share-based payments. The annual stock option grants for our NEOs were made on December 5, 2014 for Fiscal 2015, December 9, 2013 for Fiscal 2014, and December 7, 2012 for Fiscal 2013, the dates on which they were approved by the Committee. The grant price for those options was the closing market price of the stock on those dates.

The Fiscal 2015 value for Mr. Carpenter includes $499,598 reflecting the grant date fair value of a stock option grant granted by the Committee on January 30, 2015 in recognition of his succession to CEO. The Fiscal 2014 value for Mr. Carpenter includes $241,032 reflecting the grant date fair value of a promotional option granted by the Committee on April 1, 2014.

The Fiscal 2014 value for Mr. Ward includes $63,669 and $50,542 reflecting the grant date fair value of reload options granted on September 12, 2013 and March 27, 2014.

The Fiscal 2013 value for Mr. Cook includes $44,183, reflecting a grant date fair value of a reload option granted on August 28, 2012.

(4)	This is the amount earned under our Annual Cash Incentive Plan as described in the Compensation Discussion and Analysis for the fiscal year. The Fiscal 2015 amount was paid to Mr. Scalf on October 9, 2015 and will be paid to the other NEO’s in November 2015, the Fiscal 2014 amount was paid on October 10, 2014, and the Fiscal 2013 amount was paid on October 11, 2013. Our NEOs can elect to defer all or a portion of their annual cash incentive to the Deferred Compensation and 401(k) Excess Plan. For Fiscal 2013, 2014 and 2015, the following deferrals of the annual cash incentive were made:

Name	Fiscal 2013	Fiscal 2014	Fiscal 2015
William Cook	$0	$514,209	$0
Jay Ward	$3,307	$16,128	$4,263
(5)	This column includes the annual change, if positive on an aggregate basis, in the value of our U.S. NEOs pension benefits for the following plans:
•	Salaried Employees’ Pension Plan
•	Excess Pension Plan
•	Supplemental Executive Retirement Plan

For Mr. Vermeersch, this column includes the annual change in value of his pension benefits in the Swiss Life Defined Benefit Plan for the Benefit of Donaldson Europe BVBA. The amount was determined in Euros and was converted to U.S. dollars using the annual average exchange rate for Fiscal 2015 of €1 equal to $1.1745.

This column also includes the amounts for the dollar value of the interest accrued that is above the market interest rates determined under SEC rules for compensation deferred prior to January 1, 2011 under the Deferred Compensation and 401(k) Excess Plan. For deferrals made prior to January 1, 2011, the interest rate for the Plan as set by the Committee was the ten-year Treasury Bond rate plus two percent. Effective for deferrals made after December 31, 2010, the interest rate as set by the Committee is the ten-year Treasury Bond rate.

33

The Fiscal 2015 change in pension value and above market interest amounts are as follows:

Name	Change in Pension Value	Above Market Interest
Tod Carpenter	$158,192	$0
William Cook	$1,323,014	$25,503
James Shaw	$68,663	$0
Thomas Scalf	$79,035	$0
Wim Vermeersch	$85,117	$0
Jay Ward	$287,777	$0

(6)	The following components comprise the amounts in this column for Fiscal 2015:

Name	Retirement Contributions(a)	Life Insurance(b)	Restricted Stock Dividend	Other		Total
Tod Carpenter	$38,405	$2,322	$1,990	$80,269	(c)	$122,986
William Cook	$75,587	$3,564	$0	$0		$79,151
James Shaw	$20,126	$810	$3,990	$0		$24,926
Thomas Scalf	$17,409	$810	$1,995	$0		$20,214
Wim Vermeersch	$5,132	$0	$1,995	$46,110	(d)	$53,237
Jay Ward	$22,844	$1,242	$13,300	$0		$37,386

______________

a.	For U.S. NEOs, this includes the Company match to the Retirement Savings and Employee Stock Ownership Plan and the Deferred Compensation and 401k Excess Plan. For Mr. Vermeersch, this includes the Company contribution to the Swiss Life MultiPlan. The contribution is made is Euros and was converted to U.S. dollars using the annual average exchange rate for Fiscal 2015 of €1 equal to $1.1745.
b.	The imputed income on the Company-provided basic life insurance in excess of $50,000
c.	Mr. Carpenter was an expatriate on assignment in Belgium from August 1, 2008 through September 30, 2011. Mr. Carpenter received expatriate compensation and benefits that are available on the same basis to all U.S. Employees on expatriate assignments. Although Mr. Carpenter has not worked in Europe since September 2011, it often takes a few years after an Employee’s return to the U.S. before the tax equalization payments can be finally settled. The $80,269 reported in the Summary Compensation Table for Fiscal 2015 was due to Mr. Carpenter’s expatriate status as follows:

Foreign Tax Payment	$48,376
Tax Gross-Up	$1,176
Tax Preparation	$500
Tax Equalization	$30,217
Total	$80,269
d.	Mr. Vermeersch is a Belgium Employee. This column includes statutory variable vacation pay of $25,195, tax preparation assistance of $998, and a company-provided automobile of $19,917.
(7)	Mr. Cook and Mr. Carpenter are also Directors. Neither Mr. Cook nor Mr. Carpenter received compensation for his service as a Director.
(8)	Mr. Scalf was not a NEO in Fiscal 2013 or Fiscal 2014; therefore, his information is only provided for Fiscal 2015.
(9)	Mr. Vermeersch was not a NEO in Fiscal 2013; therefore, his information is only provided for Fiscal 2014 and Fiscal 2015. These amounts are set forth in Mr. Vermeersch’s employment contract.

The monthly amounts paid to Mr. Vermeersch in Euros were converted to U.S. dollars using the average exchange rate for the month the compensation was paid. The other amounts that were paid to Mr. Vermeersch in Euros were converted to U.S. dollars using the annual average exchange rate for Fiscal 2014 of €1 to $1.3607 and for Fiscal 2015 of €1 equal to $1.1745.

34

Fiscal 2015 Grants of Plan-Based Awards Table

This table provides information regarding each grant of an award made to our NEOs during Fiscal 2015. This includes the following awards:

•	Fiscal 2015 Annual Cash Incentive which was approved by the Committee during Fiscal 2015 pursuant to the Annual Cash Incentive Plan;
•	Stock awards pursuant to the Long-Term Compensation Plan for the three-year incentive cycle beginning August 1, 2015 which was approved by the Committee during Fiscal 2015;
•	Annual Stock options granted pursuant to the 2010 Master Stock Incentive Plan during Fiscal 2015;

Name and Award Type		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Tod Carpenter
Annual Cash Incentive		0	606,200	1,212,400
Stock Awards	7/31/2015				3,970	39,700	79,400					1,333,920
Annual Stock Option	12/5/2014								54,000	(3)	38.78	552,852
Stock Option	1/30/2015								55,000	(4)	36.56	499,598

William Cook(5)
Annual Cash Incentive		0	715,000	1,430,000
Annual Stock Option	12/5/2014								134,500	(3)	38.78	1,377,011

James Shaw
Annual Cash Incentive		0	210,000	420,000
Stock Awards	7/31/2015				530	5,300	10,600					178,080
Annual Stock Option	12/5/2014								19,000	(3)	38.78	194,522

Thomas Scalf
Annual Cash Incentive		0	201,024	402,048
Stock Awards	7/31/2015				730	7,300	14,600					245,280
Annual Stock Option	12/5/2014								26,000	(3)	38.78	266,188

Wim Vermeersch
Annual Cash Incentive		0	139,049	250,287
Stock Awards	7/31/2015				260	2,600	5,200					87,360
Annual Stock Option	12/5/2014								14,500	(3)	38.78	148,451

Jay Ward
Annual Cash Incentive		0	247,200	444,960
Stock Awards	7/31/2015				730	7,300	14,600					245,280
Annual Stock Option	12/5/2014								26,000	(3)	38.78	266,188

_______________

(1)	The Threshold, Target, and Maximum represent the range of potential payments for Fiscal 2015 under the Annual Cash Incentive Plan described in the Compensation Discussion and Analysis based on the NEOs’ base salary as of July 31, 2015. The amount actually earned and paid out is based on the attainment of pre-established performance goals and is reflected in the Summary Compensation Table.
(2)	The Threshold, Target, and Maximum represent the range of payments under the Long-Term Compensation Plan described in the Compensation Discussion and Analysis which are for the three-year cycle approved by the Committee during Fiscal 2015 and beginning August 1, 2015. The amounts in these columns reflect shares of stock and are based on the attainment of pre-established performance goals.

35

(3)	The Annual Stock Option Grants were granted to our NEOs on December 5, 2014 as described in the Compensation Discussion and Analysis. These grants were approved by the Committee on the grant date. All options are granted with an exercise price equal to the closing stock price of the Company’s common stock on the date of the grant, December 5, 2014, and vest over a three-year period from date of grant, in one-third increments.
(4)	This is a Stock Option Grant the Committee made to Mr. Carpenter in recognition of his appointment as CEO. This option has an exercise price equal to the closing stock price of the Company’s common stock on the date of the grant, January 30, 2015, and vests over a three-year period from date of grant, in one-third increments.
(5)	As Mr. Cook transitioned from CEO to the Chairman only role, he did not receive the Long-Term Compensation Plan award approved by the Committee during Fiscal 2015 for the three-year cycle beginning August 1, 2015.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table summarizes the equity awards held by our NEOs as of the last day of Fiscal 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock or Units Held That Have Not Vested (#)		Market Value of Shares of Stock or Units That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units, or Other Rights That Have Not Vested(1) ($)
Tod Carpenter	5,000	0		16.495	1/23/2016	2,000	(10)	67,200	5,700	(2)	191,520
	1,000	0		16.075	7/26/2016				13,900	(3)	467,040
	10,000	0		17.550	12/5/2016				39,700	(4)	1,333,920
	11,000	0		23.000	12/4/2017
	17,600	0		17.275	12/9/2018
	18,000	0		21.200	12/11/2019
	15,000	0		29.070	12/10/2020
	24,000	0		34.880	12/9/2021
	16,333	8,167	(5)	33.580	12/7/2022
	7,834	15,666	(6)	42.070	12/9/2023
	6,667	13,333	(7)	42.680	4/1/2024
	0	54,000	(8)	38.780	12/5/2024
	0	55,000	(9)	36.560	1/30/2025
William Cook	109,000	0		17.550	12/5/2016				20,900	(2)	702,240
	112,000	0		23.000	12/4/2017				34,600	(3)	1,162,560
	142,600	0		17.275	12/9/2018
	153,000	0		21.200	12/11/2019
	116,000	0		29.070	12/10/2020
	116,000	0		34.880	12/9/2021
	62,000	31,000	(5)	33.580	12/7/2022
	36,667	73,333	(6)	42.070	12/9/2023
	0	134,500	(8)	38.780	12/5/2024
James Shaw	5,000	0		16.400	12/16/2015	4,000	(11)	134,400	3,400	(2)	114,240
	5,000	0		17.550	12/5/2016	2,000	(12)	67,200	4,900	(3)	164,640
	6,000	0		23.000	12/4/2017				5,300	(4)	178,080
	6,000	0		17.275	12/9/2018
	6,000	0		21.200	12/11/2019
	6,000	0		29.070	12/10/2020
	13,000	0		34.880	12/9/2021
	7,667	3,833	(5)	33.580	12/7/2022
	4,334	8,666	(6)	42.070	12/9/2023
	0	19,000	(8)	38.780	12/5/2024
Thomas Scalf	1,000	0		29.070	12/10/2020	3,000	(13)	100,800	6,700	(3)	225,120
	4,000	0		34.880	12/9/2021				7,300	(4)	245,280
	4,667	2,333	(5)	33.580	12/7/2022
	3,500	7,000	(6)	42.070	12/9/2023
	0	26,000	(8)	38.780	12/5/2024

36

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock or Units Held That Have Not Vested (#)		Market Value of Shares of Stock or Units That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units, or Other Rights That Have Not Vested(1) ($)
Wim Vermeersch	1,500	0		16.495	1/23/2016	3,000	(14)	100,800	2,835	(2)	95,256
	2,000	0		19.825	1/15/2018				3,000	(3)	100,800
	1,000	0		15.865	1/15/2019				2,600	(4)	87,360
	3,000	0		21.135	1/14/2020
	2,500	0		29.070	12/10/2020
	16,000	0		34.880	12/9/2021
	9,333	4,667	(5)	33.580	12/7/2022
	4,334	8,666	(6)	42.070	12/9/2023
	0	14,500	(8)	38.780	12/5/2024
Jay Ward	5,000	0		16.495	1/23/2016	20,000	(15)	672,000	6,000	(2)	201,600
	9,422	0		22.315	12/5/2016				6,700	(3)	225,120
	7,732	0		41.790	12/4/2017				7,300	(4)	245,280
	17,246	0		22.060	12/9/2018
	10,788	0		23.125	12/9/2018
	14,486	0		29.965	12/11/2019
	6,788	0		33.425	12/11/2019
	6,335	0		38.270	12/11/2019
	33,000	0		29.070	12/10/2020
	33,000	0		34.880	12/9/2021
	17,000	8,500	(5)	33.580	12/7/2022
	7,834	15,666	(6)	42.070	12/9/2023
	0	26,000	(8)	38.780	12/5/2024

_______________

(1)	The market value is calculated using the closing stock price on the NYSE at the end of Fiscal 2015.
(2)	This amount is the Target payout for the performance-based stock awards pursuant to the Long-Term Compensation Plan for the three-year incentive cycle ending July 31, 2016 if the performance goals described in the Compensation Discussion and Analysis are met.
(3)	This amount is the Target payout for the performance-based stock awards pursuant to the Long-Term Compensation Plan for the three-year incentive period ending July 31, 2017 if the performance goals described in the Compensation Discussion and Analysis are met.
(4)	This amount is the Target payout for the performance-based stock awards pursuant to the Long-Term Compensation Plan for the three-year incentive period ending July 31, 2018 if the performance goals described in the Compensation Discussion and Analysis are met.
(5)	This stock option was granted on December 7, 2012 and vests over a three-year period from the grant date in one-third increments each year. This grant will be 100% vested on December 7, 2015.
(6)	This stock option was granted on December 9, 2013 and vests over a three-year period from the grant date in one-third increments each year. This grant will be 100% vested on December 9, 2016.
(7)	This stock option was granted on April 1, 2014 and vests over a three-year period from the grant date in one-third increments each year. This grant will be 100% vested on April 1, 2017.
(8)	This stock option was granted on December 5, 2014 and vests over a three-year period from the grant date in one-third increments each year. This grant will be 100% vested on December 5, 2017.
(9)	This stock option was granted on January 30, 2015 and vests over a three-year period from the grant date in one-third increments each year. This grant will be 100% vested on January 30, 2018.
(10)	Mr. Carpenter’s restricted stock grant of 2,000 shares vests on September 21, 2017.
(11)	Mr. Shaw’s restricted stock grant of 4,000 shares vests on September 17, 2015.
(12)	Mr. Shaw’s restricted stock grant of 2,000 shares vests on September 21, 2017.
(13)	Mr. Scalf’s restricted stock grant of 3,000 shares vests on November 25, 2018.
(14)	Mr. Vermeersch’s restricted stock grant of 3,000 shares vests on January 9, 2017.
(15)	Mr. Ward’s restricted stock grant of 20,000 shares vests on February 25, 2017.

37

Fiscal 2015 Option Exercises and Stock Vested Table

The following table summarizes information on stock option awards exercised during Fiscal 2015, the Long-Term Compensation Plan payouts for the cycle ending July 31, 2015, and restricted stock awards that vested during Fiscal 2015 for our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Tod Carpenter	0	0	5,377	203,078
William Cook	159,500	3,652,345	6,220	183,925
James Shaw	3,000	80,475	964	28,505
Thomas Scalf	0	0	0	0
Wim Vermeersch	1,500	34,505	0	0
Jay Ward	0	0	1,743	51,541

_______________

(1)	Amount reported represents the market price of our common stock on the exercise date, less the exercise price, multiplied by the number of shares exercised.
(2)	Amount reported represents the closing price of our common stock as of the vesting date multiplied by the number of shares acquired on vesting.

Pension Benefits

The Company provides pension benefits to our U.S. Officers through the following plans:

•	Salaried Employees’ Pension Plan
•	Excess Pension Plan
•	Supplemental Executive Retirement Plan

As a resident of Belgium, Mr. Vermeersch is not eligible for the plans listed above. He participates in the plan the Company provides to Employees at our Leuven, Belgium location: the Swiss Life Defined Benefit Plan for the Benefit of Donaldson Europe BVBA.

Salaried Employees’ Pension Plan

The Salaried Employees’ Pension Plan is a defined benefit plan that provides retirement benefits to our eligible Employees through a cash balance benefit. Participants accumulate a benefit in a hypothetical account from interest credits and Company contribution credits. The Company contribution credits vary with service, age, and compensation. A participant’s benefit is 100% vested after three years of service. At retirement or termination, a participant who has a vested benefit can receive the benefit in the form of a lump sum or an actuarially equivalent annuity.

An Employee’s account earns interest each year based on the average yield on one-year Treasury Constant Maturities during the month of June prior to the plan year plus 1%. This is the Interest Crediting Rate. The minimum annual Interest Crediting Rate is 4.83%.

The Company contribution credit consists of a basic Company credit and an excess Company credit. The basic Company credit is equal to the basic Company credit percentage (see table below) multiplied by a participant’s compensation during the plan year. The excess Company credit is equal to the excess Company credit percentage (see table below) multiplied by a participant’s compensation during the plan year which exceeds the social security taxable wage base. The compensation used in the calculation is total cash compensation paid during the plan year which is August 1 – July 31.

Company contribution credits are credited to the account balance at the end of each plan year. The basic and excess Company contribution credit percentages are based on the sum of a participant’s age plus years of service at the end of the plan year. As of July 31, 2015, the sum of age plus years of service for the NEOs was as follows: Mr. Carpenter, 75; Mr. Cook, 96; Mr. Shaw, 57; Mr. Scalf, 73; and Mr. Ward, 68. The following are the Company credit percentages:

38

	Company Credit Percentages
Age Plus Years of Service	Basic	Excess
Less than 40	3.0%	3.0%
40 – 49	4.0%	4.0%
50 – 59	5.0%	5.0%
60 – 69	6.5%	5.0%
70 or more	8.5%	5.0%

In July 2013, the Company announced that effective August 1, 2013, the plan will be frozen to any Employees hired on or after August 1, 2013. Effective August 1, 2016, Employees hired prior to August 1, 2013 will no longer continue to accrue Company contribution credits under the plan.

Excess Pension Plan

The Excess Pension Plan mirrors the Salaried Employees’ Pension Plan. This Plan is an unfunded, non-qualified plan that primarily provides retirement benefits that cannot be paid under the Salaried Employees’ Pension Plan due to the Internal Revenue Code limitations on qualified plans for compensation and benefits. Vested benefits are paid out of this Plan on or after termination or retirement in up to 20 annual installments or a lump sum according to elections made by the participant in accordance with applicable IRS regulations. Effective August 1, 2016, Employees will no longer continue to accrue benefits under this plan.

Supplemental Executive Retirement Plan (“SERP”)

The SERP is designed to guarantee our Officers a minimum lump sum retirement benefit from all Company funded retirement programs (including any retirement benefits from a previous employer) equal to 30% of the participant’s average compensation (average of the three highest consecutive years) multiplied by years of service (maximum of 20 years). To determine if any portion of this benefit would be payable under the SERP, all Company-provided retirement benefits from the Salaried Employees’ Pension Plan, the Excess Pension Plan, the Retirement Savings and Employee Stock Ownership Plan, and the Deferred Compensation and 401(k) Excess Plan, plus any retirement benefits that are provided from a previous employer are combined to offset the formula described above.

This benefit is payable at age 62 with ten years of service. Compensation in this plan is defined as base salary earned during the plan year plus the annual cash incentive earned during the plan year. A reduced benefit is available at age 55 with 15 years of service. The benefit is reduced by 2% for each year the benefit precedes age 62.

Effective January 1, 2008, the Committee decided to freeze the SERP to new entrants. Therefore, Mr. Carpenter, Mr. Scalf and Mr. Shaw are not eligible for the SERP.

Effective August 1, 2016, participants will no longer accrue a benefit under this plan.

Defined Benefit Plan for the Benefit of Donaldson Europe BVBA

This plan provides participants with a lump sum benefit at retirement of 2.4 times pension salary (limited to the Computation Ceiling which is €46,657.55 through June 30, 2015 and €47,117.80 for beginning July 1, 2015) plus 8.4 times the pension salary over the Computation Ceiling. This amount is proportionally reduced for service less than 40 years at retirement. This benefit is payable at age 65 and can be paid in a lump sum, a partial lump sum and a pension annuity, or a full pension annuity. A reduced lump sum is available at age 60.

39

The following table summarizes information with respect to Pension Plans for each NEO.

FISCAL 2015 PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Tod Carpenter	Salaried Employees’ Pension Plan	19	493,131	0
	Excess Pension Plan	19	284,579	0

William Cook	Salaried Employees’ Pension Plan	35	993,239	0
	Excess Pension Plan	35	3,240,400	0
	Supplemental Executive Retirement Plan(2)	35	2,641,743	0

James Shaw	Salaried Employees’ Pension Plan	11	229,938	0
	Excess Pension Plan	11	111,783	0

Thomas Scalf	Salaried Employees’ Pension Plan	26	474,224	0
	Excess Pension Plan	26	87,475	0

Wim Vermeersch	Defined Benefit Plan for the Benefit of Donaldson Europe BVBA	10	386,258	0

Jay Ward	Salaried Employees’ Pension Plan	17	400,562	0
	Excess Pension Plan	17	272,476	0
	Supplemental Executive Retirement Plan(2)	17	284,022	0

_______________

(1)	The present value of the accumulated benefit for the Salaried Employees’ Pension Plan and the Excess Pension Plan was determined by projecting the August 1, 2015 cash balance amounts to age 65 using a 5.0% interest credit rate and discounting it using a 4.25% interest rate.

The present value of the Supplemental Executive Retirement Plan as of August 1, 2015 was determined by projecting the cash balance plans to age 62 using a 5.0% interest rate and projecting the defined contribution plans to age 62 using a 9.75% interest rate. This amount was then discounted using a 4.25% interest rate.

The present value of the accumulated benefit for the Defined Benefit Plan for the Benefit of Donaldson Europe BVBA was determined using a 2.35% discount rate.

The actual accrued balances as of the end of Fiscal 2015 were as follows:

Name	Salaried Employees’ Pension Plan	Excess Pension Plan

Tod Carpenter	$463,150	$267,277
William Cook	$971,527	$3,169,563
James Shaw	$201,741	$98,075
Thomas Scalf	$422,836	$77,996
Jay Ward	$363,397	$247,195

For additional assumptions used in this calculation, refer to Note F of the Consolidated Financial Statements in our Annual Report on Form 10-K for Fiscal 2015.

(2)	To be eligible for a benefit under the Supplemental Executive Retirement Plan, a participant must be at least age 55 and meet the service requirements. As of the end of Fiscal 2015, Mr. Cook met that eligibility requirement for a benefit, if any, under this plan.

40

Non-Qualified Deferred Compensation

The Company allows U.S. Officers to defer compensation through the following plans:

•	Deferred Compensation and 401(k) Excess Plan
•	Deferred Stock Option Gain Plan (Effective January 1, 2008, this Plan was frozen to new deferral elections. Deferrals are still made into the Plan based on deferral elections made prior to January 1, 2008.)

Through the Deferred Compensation and 401(k) Excess Plan, the participants are eligible to defer the following:

•	Up to 75% of Base Salary
•	Up to 100% of Annual Cash Incentive
•	Up to 100% of the Long-Term Compensation Plan stock award
•	Up to 25% of compensation in excess of the qualified plan compensation limits ($255,000 for 2013, $260,000 for 2014 and $265,000 for 2015)

Any deferred cash (base salary and annual cash incentive) will receive a matching Company contribution as described under the Retirement Savings and Employee Stock Ownership Plan in the Compensation Discussion and Analysis.

Participants have the following two investment alternatives for the deferrals of base salary and annual cash incentive:

•	Allocate the account to be credited with a fixed rate of return (this rate is approved annually by the Committee). For deferrals made prior to January 1, 2011, the rate of return is equal to the ten-year Treasury Bond rate plus two percent, and for deferrals made after January 1, 2011, the rate of return is equal to the ten-year Treasury Bond rate.
•	Allocate the account to one or more measurement funds. Several mutual fund investments are available, and funds may be reallocated among the investment alternatives at any time. These funds mirror the funds utilized in our Retirement Savings and Employees Stock Ownership Plan. These amounts are funded through a non-qualified “rabbi” trust.

All stock deferrals (Long-Term Compensation Plan awards, Restricted Stock Grants, and Stock Option Gains) remain in stock, are funded through a non-qualified “rabbi” trust, and are paid out in stock. These deferrals earn any quarterly dividends that are paid on the Company’s Common Stock.

The Company also sponsors the ESOP Restoration Plan, which is a non-qualified supplemental deferred compensation plan that was established on August 1, 1990 and is funded through a non-qualified “rabbi” trust. This Plan provided benefits that were not payable under the Company’s Employee Stock Ownership Plan due to IRS limits on compensation. The Employee Stock Ownership Plan was a leveraged ESOP and contributions were made to the Plan from August 1987 through July 1997. Currently, the only new contributions made to the ESOP Restoration Plan are for any quarterly dividend equivalents. These quarterly dividend equivalents are based on dividends paid on the Company’s Common Stock.

Payments are made under these plans in the form of a lump sum or annual installments of up to 20 years. The deferral elections and payment elections are made in accordance with the timing requirements of applicable IRS regulations.

The following table summarizes information with respect to the participation of our NEOs in our Deferred Compensation and 401(k) Excess Plan and our Deferred Stock Option Gain Plan.

FISCAL 2015 NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4)($)
Tod Carpenter	49,209	28,119	(5,442)	0	246,304
William Cook	629,319	64,987	330,059	0	28,270,897
James Shaw	24,252	12,126	4,753	0	133,172
Thomas Scalf	14,878	5,951	(1,685)	0	66,370
Wim Vermeersch(5)	0	0	0	0	0
Jay Ward	30,531	12,167	(11,762)	0	229,956

41

_______________

(1)	Includes amounts deferred into the non-qualified deferred compensation plans as follows:
•	Deferred Base Salary of $40,192 for Mr. Cook as reported in the Summary Compensation Table.
•	Deferred Annual Cash Incentive of $514,209 for Mr. Cook and $16,128 for Mr. Ward as reported in the Summary Compensation Table.
•	401(k) Excess contributions of $49,209 for Mr. Carpenter, $74,918 for Mr. Cook, $24,252 for Mr. Shaw, $14,878 for Mr. Scalf, and $14,403 for Mr. Ward.
(2)	This reflects the company match for deferred salary, deferred annual incentive, and 401(k) Excess contributions. These amounts were reported under All Other Compensation in the Summary Compensation Table.
(3)	This includes amounts listed in the Summary Compensation Table in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column for Above Market Interest (see Footnote 5 of the Summary Compensation Table).
(4)	This includes balances for our NEOs from the non-qualified deferred compensation plans as follows:

Name	Deferred Compensation and 401(k) Excess Plan Balance at FYE	Deferred Stock Option Gain Plan Balance at FYE	ESOP Restoration Plan Balance at FYE
Tod Carpenter	$246,304	$0	$0
William Cook	$14,160,147	$13,715,476	$395,274
James Shaw	$133,172	$0	$0
Thomas Scalf	$66,370	$0	$0
Wim Vermeersch	$0	$0	$0
Jay Ward	$229,956	$0	$0

This also includes the following amounts that were reported as cash compensation to our NEOs in the Summary Compensation Table for current and previous years: Mr. Carpenter, $56,144; Mr. Cook, $1,295,463; Mr. Shaw, $27,336; Mr. Scalf, $5,951; and Mr. Ward, $107,932.

(5)	As a resident of Belgium, Mr. Vermeersch is not eligible for the Non-qualified Deferred Compensation Plans.

Potential Payments Upon Termination or Change in Control

The following discussion and tables reflect the amount of compensation that would be paid to the NEOs in the event of termination of employment of the Officer under several different termination scenarios.

Potential Payments upon Termination Absent a Change in Control

Retirement

Our Officers are eligible for retirement at age 55 with five years of vesting service. As of the end of Fiscal 2015, Mr. Carpenter and Mr. Cook were eligible for retirement.

Upon retirement, all outstanding stock options will continue to remain outstanding and are exercisable as they vest for the remainder of their respective ten-year term (in accordance with the terms of the stock option plan document). Time-based restricted stock grants that have not vested would be prorated at retirement.

As of the end of Fiscal 2015, Mr. Carpenter had one unvested restricted stock award. Mr. Carpenter would have received 1,133 shares of his restricted stock grants had he retired at fiscal year-end. The value of those shares at fiscal year-end was $38,069.

In the event of retirement during the fiscal year after the end of the first quarter, the Officer would receive a prorated annual cash incentive at the end of the applicable performance period for the period of the year when actively employed. If Mr. Carpenter or Mr. Cook had retired at fiscal year-end, each would have received his full annual cash incentive (as shown in the Summary Compensation Table).

For any Long-Term Compensation Plan awards that are not vested (i.e., they are still within the three-year incentive cycle), a participant who retires receives a prorated payment at the end of the three-year incentive cycle based on the portion of the period during which the participant was actively employed. The awards are paid out at the end of the performance cycle. If Mr. Carpenter or Mr. Cook had retired at fiscal year-end, each would have received 1/3 of the award for the cycle which ends July 31, 2017 and 2/3 of the award for the cycle which ends July 31, 2016. The following are the shares and value at fiscal year-end assuming a target payout:

42

Name	Shares	Value at Fiscal Year-end
Tod Carpenter	8,433	$283,349
William Cook	25,466	$855,658

Payments under our Non-Qualified Deferred Compensation Plans and Excess Pension Plan would be paid according to the payment elections made by the NEO. The amounts reflected in the Non-Qualified Deferred Compensation Table and Pension Benefits Table would have been payable according to the Officer’s payment elections in the event of a retirement at the end of Fiscal 2015. If Mr. Cook had retired at fiscal year-end, the following SERP benefits would have been payable (per their payment election).

Name	SERP Benefit	Form of Payments
William Cook	$2,685,860	10 year annual installments

Mr. Carpenter is not eligible for the SERP.

Involuntary Termination

In the event of an involuntary termination not for cause, the Committee has the sole discretion to determine the amount, if any, of severance payments and benefits that will be offered to a NEO. We have no formal employment agreements with our Officers and they are not covered by our Company Severance Plan. Under our Severance Plan for U.S. salaried Employees, the Company generally pays severance equal to one week of base salary for each year of service up to a maximum of 26 weeks (a minimum of 8 weeks for director level) and a prorated incentive at target. We generally pay for continued coverage for elected medical and dental benefits for a period of one or two months based on years of service. Our NEOs would receive two months of benefit continuation based on their years of service. If the Committee were to follow our U.S. Severance Plan, the following payments would have been made to our U.S. NEOs if they had been involuntarily terminated at the end of Fiscal 2015:

Name	Severance	Benefit Continuation
Tod Carpenter	$955,769	$1,638
William Cook	$1,040,000	$1,628
James Shaw	$284,038	$1,276
Thomas Scalf	$368,544	$2,052
Jay Ward	$381,892	$2,272

Per Belgium legislation that pertains to Belgium Employees, Mr. Vermeersch would be eligible for fourteen months plus ten weeks of severance pay or $380,973, based on the conversion rate of Euros to U.S. at the end of Fiscal 2015 of €1 to $1.0988.

Upon involuntary termination, outstanding vested stock options must be exercised within one month of such termination. Unvested stock options and restricted stock grants that have not vested would be forfeited.

For any Long-Term Compensation Plan awards that are not vested (i.e., they are still within the three-year incentive cycle), the participant will not receive any payment for those cycles.

The amounts reflected in the Non-Qualified Deferred Compensation Table and the Pension Benefits Table would have been payable according to the Officer’s payment elections in the event of a termination at the end of Fiscal 2015. Under the SERP, a participant must be at least age 55 and meet the service requirement at termination of employment to be eligible to receive a benefit from the Plan. Had Mr. Cook been terminated at the end of the fiscal year, the following SERP benefit would have been payable:

Name	SERP Benefit	Form of Payments
William Cook	$2,685,860	10 year annual installments

Since Mr. Ward was not age 55 as of the end of Fiscal 2015, there would not have been any SERP benefit payable to him if he had been involuntarily terminated at the end of the fiscal year. Mr. Carpenter, Mr. Scalf, Mr. Shaw, and Mr. Vermeersch are not eligible for the SERP.

43

Death

In the event of the death of an Officer, all outstanding vested stock options would continue to remain outstanding and would be exercisable by the named beneficiary for a period of 36 months following the death. Unvested stock options would be forfeited.

Time-based restricted stock grants that have not vested would be prorated at death, per the terms of the applicable restricted stock award agreement. As of the end of Fiscal 2015, five of our NEOs have restricted stock awards. Their named beneficiaries would have received the following shares of restricted stock had they died at the fiscal year-end.

Name	Shares	Value at Fiscal Year-end
Tod Carpenter	1,133	$38,069
James Shaw	5,000	$168,000
Thomas Scalf	1,000	$33,600
Wim Vermeersch	2,100	$70,560
Jay Ward	9,444	$317,318

In the event of death during the fiscal year, the Officer’s beneficiary would receive, at the end of the applicable performance period, a prorated annual cash incentive for the period of the year when actively employed. If a death occurred at fiscal year-end for each of our NEOs, the amount listed in the Summary Compensation Table for the annual cash incentive for each NEO would be paid to his/her beneficiary.

For any Long-Term Compensation Plan awards that are not vested (i.e., they are still within the three-year incentive cycle), the participant’s beneficiary would receive a prorated payment at the end of the three-year incentive cycle based on the portion of the period during which the participant was actively employed. The payments are made at the end of the performance cycle. Had a death of our NEOs occurred at fiscal year-end, their beneficiaries would have received 1/3 of the long-term compensation cycle which ends on July 31, 2017 and 2/3 of the long-term compensation cycle which ends on July 31, 2016. Mr. Scalf does not have an award for the cycles ending July 31, 2017 or July 31, 2016. The following are the shares and value at fiscal year-end assuming a payout at target.

Name	Shares	Value at Fiscal Year-end
Tod Carpenter	8,433	$283,349
William Cook	25,466	$855,658
James Shaw	3,900	$131,040
Wim Vermeersch	2,890	$97,104
Jay Ward	6,233	$209,429

Upon the death of a NEO, payments under our Non-Qualified Deferred Compensation Plans and Excess Pension Plan would be accelerated. The amounts reflected in the Non-Qualified Deferred Compensation Table and Pension Benefits Table would have been payable to the named beneficiary as a lump sum in the event of the death of a NEO at the end of Fiscal 2015.

Under the SERP, if a participant dies after 15 years of service and prior to age 62, his or her named beneficiary will receive a lump sum benefit from the SERP. If the NEOs had died at the end of Fiscal 2015, their beneficiaries would have received the following lump sum from the SERP:

Name	SERP Benefit
William Cook	$2,685,860
Jay Ward	$1,110,009

Mr. Carpenter, Mr. Shaw, Mr. Scalf, and Mr. Vermeersch are not eligible for the SERP.

Disability

In the event of the disability of an Officer, all outstanding stock options would remain outstanding, continue to vest, and be exercisable for a period of 36 months following the disability.

Time-based restricted stock grants that have not vested would be prorated at disability, per the terms of the applicable restricted stock award agreement. As of the end of Fiscal 2015, four of our NEOs have a restricted stock award. They would have received the following shares of restricted stock had they become disabled at fiscal year-end:

44

Name	Shares	Value at Fiscal Year-end
Tod Carpenter	1,133	$38,069
James Shaw	5,000	$168,000
Thomas Scalf	1,000	$33,600
Wim Vermeersch	2,100	$70,560
Jay Ward	9,444	$317,318

Upon the occurrence of a disability, each U.S. Officer who participates in our long-term disability program will receive an annual benefit equal to 60% of total cash compensation until the earlier of: (a) age 65; (b) recovery from the disability; or (c) death. The portion of compensation up to $200,000 is fully insured and payable by our insurance company and the portion of compensation in excess of $200,000 is self-insured and payable by the Company. Had our NEOs become disabled at fiscal year-end, they would have received annual disability benefits as follows:

	Annual Disability Benefit
Name	Fully Insured Portion	Self Insured Portion
Tod Carpenter	$120,000	$300,000
William Cook	$120,000	$543,531
James Shaw	$120,000	$106,154
Thomas Scalf	$120,000	$81,024
Wim Vermeersch	$200,243	$0
Jay Ward	$120,000	$134,513

Mr. Vermeersch’s disability benefit is pursuant to the plan offered employees in Belgium. The disability benefit under that plan which would be payable to Mr. Vermeersch is €182,237, which was converted to U.S. dollars using the exchange rate as of the end of the fiscal year of €1 Euro to $1.0988.

In the event of disability during the fiscal year, the Officer would receive a prorated annual cash incentive for the period of the year when actively employed per the terms of the Plan. If a disability had occurred at fiscal year-end for each of our NEOs, the amount listed in the Summary Compensation Table for the annual cash incentive would be paid to them.

For any Long-Term Compensation Plan awards that are not vested (i.e., they are still within the three-year incentive cycle), a disabled participant would receive a prorated payment at the end of the three-year incentive cycle based on the portion of the period during which the participant was actively employed. Had a disability of our NEOs occurred at fiscal year-end, they would have received 1/3 of the long-term compensation cycle which ends on July 31, 2017 and 2/3 of the long-term compensation cycle which ends on July 31, 2016 (see the Outstanding Equity Awards at Fiscal Year-End table). Mr. Scalf does not have an award for the cycles ending July 31, 2017 and July 31, 2016. The following are the shares and value at fiscal year-end assuming a payout at target.

Name	Shares	Value at Fiscal Year-end
Tod Carpenter	8,433	$283,349
William Cook	25,466	$855,658
James Shaw	3,900	$131,040
Wim Vermeersch	2,890	$97,104
Jay Ward	6,233	$209,429

In the event of a qualifying disability, payments under our Non-Qualified Deferred Compensation Plans and Excess Pension Plan would be accelerated. The amounts reflected in the Non-Qualified Deferred Compensation Table and Pension Benefits Table would have been payable as a lump sum in the event of the disability of a NEO at the end of Fiscal 2015.

Under the SERP, if a participant becomes disabled after 15 years of service and prior to age 62, he or she will receive a lump sum benefit from the SERP. If the NEOs had become disabled at the end of Fiscal 2015, they would have received the following lump sum from the SERP:

Name	SERP Benefit
William Cook	$2,685,860
Jay Ward	$1,110,009

Mr. Carpenter, Mr. Shaw, Mr. Scalf, and Mr. Vermeersch are not eligible for the SERP.

45

Voluntary Termination and Termination for Cause

A NEO is not entitled to receive any additional forms of severance payments or benefits upon his voluntary decision to terminate employment or upon his termination by the Company for cause prior to being eligible for retirement.

Payments under our Non-Qualified Deferred Compensation Plans and Excess Pension Plan would be paid according to the payment election made by the NEO. The amounts reflected in the Non-Qualified Deferred Compensation Table and the Pension Benefits Table would have been payable according to the Officer’s payment elections in the event of a termination at the end of Fiscal 2015. Under the SERP, a participant must be at least age 55 and meet the service requirement at termination of employment to be eligible to receive a benefit from the Plan. Had Mr. Cook voluntarily terminated or been terminated by the Company for cause at the end of the fiscal year, the following SERP benefit would have been payable according to his payment election:

Name	SERP Benefit	Form of Payments
William Cook	$2,685,860	10 year annual installments

Since Mr. Ward was not age 55 as of the end of Fiscal 2015, there would not have been any SERP benefit payable to him if he had voluntarily terminated employment or had been terminated for cause at the end of the fiscal year. Mr. Carpenter, Mr. Shaw, Mr. Scalf, and Mr. Vermeersch are not eligible for the SERP.

Potential Payments and Benefits Upon Termination Following or in Connection with a Change in Control

Upon the occurrence of a “change in control,” as generally defined below, whether or not there is a qualifying termination of employment:

•	All outstanding unvested stock options will immediately vest and become exercisable. As of the end of Fiscal 2015, the December 7, 2012, the December 9, 2013, and the December 5, 2014 stock option grants were not fully vested for the NEOs. Mr. Carpenter also has an April 1, 2014 and a January 30, 2015 stock option grant which are not fully vested. See Outstanding Equity Awards at 2015 Fiscal Year-End table.
•	All shares of time-based restricted stock will immediately vest and become unrestricted. As of the end of Fiscal 2015, all NEOs except Mr. Cook have unvested time-based restricted stock. See the Outstanding Equity Awards at 2015 Fiscal Year-End table.
•	Any Long-Term Compensation Plan awards will immediately vest and be paid out in a lump sum at target. See the Outstanding Equity Awards at 2015 Fiscal Year-End table.
•	Any unvested benefits under the Salaried Employees’ Pension Plan will immediately vest. As of the end of Fiscal 2015, all U.S. NEOs were 100% vested in the Salaried Employees’ Pension Plan.

We have also entered into Change in Control Agreements (“CIC Agreements”) with each of the NEOs. Generally, a change in control includes the occurrence of any of the following events or circumstances:

(a)	The acquisition of 25% or more of the combined voting power of the Company’s outstanding shares, other than any acquisition from or by the Company or any Company-sponsored Employee benefit plan.
(b)	Consummation of a merger or other business consolidation of the Company other than a transaction where the Company’s pre-transaction Shareholders retain at least 60% ownership of the surviving entity.
(c)	A change in the Board of Directors composition in which the incumbent Directors, meaning those Directors who were not elected in a contested fashion, are no longer a majority of the Board. The CIC Agreements specify the circumstances under which a Director is deemed to have been elected in a contested fashion.
(d)	Approval of a plan of liquidation or dissolution or a consummated agreement for the sale of all or substantially all of the Company’s assets to an entity, unless the Company’s pre-transaction Shareholders retain at least 60% ownership of the surviving entity.

The CIC Agreements provide that upon a qualifying termination of employment in connection with a change in control (see the Compensation Discussion and Analysis under Change in Control Agreements for more information on a qualifying termination), in addition to the accelerated vesting of stock options and restricted stock and the Long-Term Compensation Plan stock awards described above, each Officer will receive severance payments equal to:

•	A cash lump sum equal to a multiple of the sum of the Officer’s base salary plus the Officer’s target cash incentive from the Annual Cash Incentive Plan then in effect. The multiple is based on level as follows:
•	Chairman and CEO – three times the sum of base salary and target annual incentive
•	Senior Vice Presidents – two times the sum of base salary and target annual incentive

46

•	Vice Presidents – one times the sum of base salary and target annual incentive
•	A lump sum of additional pension benefits equal to:
•	The value of the benefit under each pension plan assuming the benefit is fully vested and the Officer had three additional years of benefit accrual; less
•	The value of the vested benefit accrued under each pension plan.

Each Officer will also be entitled to:

•	36 months of continued medical, dental, vision, life, disability, and accident benefits
•	Outplacement services suitable to the Officer’s position for a period of three years or until the first acceptance of an employment offer if earlier than three years
•	For all Officers, the CIC Agreement provides that the Officer’s payments will be reduced to the maximum amount that can be paid without triggering an excise tax liability. This reduction would only occur if the net amount of those payments is greater than the net amount of payments without the reduction.

This table reflects the additional amounts per our CIC Agreements in effect for Fiscal 2015 that would have been payable to the NEOs if a change in control had occurred and the Officer had a qualifying termination of employment effective July 31, 2015. The table also shows the accelerated vesting of stock options, time-based restricted stock, Long-Term Compensation Plan stock awards, and retirement plan benefits that would be paid to our NEOs if a change in control had occurred and the Officer had a qualifying termination of employment effective July 31, 2015:

Named Executive Officer	Cash Severance(1)	Equity(2)	Retirement Program Payments(3)	Benefit Continuation(4)	Outplacement(5)	Excise Tax Gross-Up	Total
Tod Carpenter	$4,200,000	$350,723	$504,346	$31,428	$75,000	$0	$5,161,497
William Cook	$4,095,000	$856,300	$1,414,438	$31,140	$75,000	$0	$6,471,878
James Shaw	$560,000	$332,717	$204,854	$24,912	$75,000	$0	$1,197,483
Thomas Scalf	$906,855	$100,847	$214,512	$38,880	$75,000	$0	$1,336,094
Wim Vermeersch(6)	$455,303	$171,537	$145,372	$0	$68,295	$0	$840,508
Jay Ward	$1,318,400	$881,610	$675,030	$42,840	$75,000	$0	$2,992,880

_______________

(1)	Under the CIC Agreement, this amount is a lump sum equal to:
•	Three times the sum of base salary and the annual incentive at target for Mr. Carpenter and Mr. Cook
•	Two times the sum of base salary and the annual incentive at target for Mr. Scalf and Mr. Ward
•	One times the sum of base salary and the annual incentive at target for Mr. Shaw and Mr. Vermeersch
(2)	This amount represents the accelerated vesting of the two Long-Term Compensation Plan stock award cycles that are in process as of July 31, 2015 and assumes payment at target achievement. This amount also represents the accelerated vesting of the unvested time-based restricted stock grant at the closing stock price at the end of the fiscal year for all NEOs except Mr. Cook. This amount also represents the intrinsic value of unvested stock options that have vesting accelerated upon a change-in-control.
(3)	This amount represents the lump sum value of additional pension benefits equal to:
•	The value of the benefit under each pension plan assuming the benefit is fully vested and the Officer had three additional years of benefit accrual; less
•	The value of the vested benefit accrued under each pension plan.
(4)	This amount represents the value of benefit continuation for three years based on our current premium levels.
(5)	This amount is based on the assumption that the U.S. NEO would utilize $25,000 per year in outplacement services for the full three years. This amount for Mr. Vermeersch is based on the average cost in Belgium for outplacement services.
(6)	The cash payments for Mr. Vermeersch would be paid in Euros and were converted to U.S. dollars based on the exchange rate as of the end of the fiscal year of €1 to $1.0988.

Under the CIC Agreement the payment could be reduced in situations where the Officer would otherwise be subject to the excise tax liability under Section 208G of the Internal Revenue Code. The amounts in the table above do not reflect any reductions that might be made.

47

With a change in control followed by a termination within 24 months, any payments under the Non-Qualified Deferred Compensation Plans described in the Compensation Discussion and Analysis and the narrative before the Non-Qualified Deferred Compensation Table would become immediately payable to the participant in the form of a lump sum.

With a change in control followed by a termination within 24 months, any payments under the Excess Pension Plan and SERP described in the Compensation Discussion and Analysis and the narrative before the Pension Benefits Table would also become immediately payable to the participant in the form of a lump sum. Under the Salaried Employees’ Pension Plan and the Excess Pension Plan, upon a change in control any accrued benefits become immediately vested. As of the end of Fiscal 2015, all U.S. NEOs were 100% vested under these plans.

ITEM 2: RE-APPROVAL OF PERFORMANCE GOalS uNDER THE
DONALDSON COMPANY, INC. 2010 MASTER STOCK INCENTIVE PLAN

This is a proposal to re-approve the material terms of the performance goals available under the Donaldson Company, Inc. 2010 Master Stock Incentive Plan (“2010 Stock Incentive Plan”), as required by the performance-based compensation rules under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). The 2010 Stock Incentive Plan was previously approved by Stockholders on November 19, 2010 and has not been amended since the last approval.

Background

Section 162(m) generally does not allow a publicly held company to obtain a tax deduction for compensation of more than $1 million paid in any fiscal year to certain “covered employees” unless, among other exceptions, such compensation is considered “performance-based” in accordance with Section 162(m). Under Section 162(m) as currently interpreted by the Internal Revenue Service, the group of “covered employees” as of the end of any taxable year consists of a company’s Chief Executive Officer and its three other most highly compensated executive officers, other than the Chief Financial Officer.

The 2010 Stock Incentive Plan is designed to permit the Human Resources Committee to issue both equity and cash awards that qualify as “performance-based compensation” under Section 162(m), provided the grant and payout of the awards comply with all of the procedural requirements of Section 162(m). For purposes of Section 162(m), an award is “performance-based” if it is either (i) valued solely on an increase in the value of shares after the date of grant of such award (e.g., stock options and stock appreciation rights) or (ii) is not valued solely on an increase in the value of shares after the grant of such award, but is nonetheless conditioned upon the achievement of certain performance goals during a specified performance period (e.g., performance share awards or annual cash bonus).

In order for the Company to continue to make awards under the 2010 Stock Incentive Plan that will qualify as “performance-based compensation” that is exempt from the $1 million deduction limit under Section 162(m), the material terms of the performance goals, including the employees who are eligible to receive awards under the 2010 Stock Incentive Plan, the performance measures on which performance goals may be based and the maximum amounts that may be awarded or paid to any covered employee, must be re-approved by the Company’s Stockholders every five years.

The nature of the performance goals and $5,000,000 maximum dollar limit (for awards denominated in cash) are discussed more fully below in the Description of the 2010 Stock Incentive Plan under “Performance Awards.” No person may be granted under the 2010 Stock Incentive Plan in any calendar year awards denominated in shares for more than 1,000,000 shares in the aggregate. If the material terms of the performance goals are not re-approved by the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote at the annual meeting, the Company will continue to use the 2010 Stock Incentive Plan but awards under the 2010 Stock Incentive Plan will not qualify as “performance-based compensation.”

Description of the 2010 Stock Incentive Plan

The following is a summary of the material terms of the 2010 Stock Incentive Plan and is qualified in its entirety by reference to the 2010 Stock Incentive Plan. A copy of the 2010 Stock Incentive Plan is attached as Appendix A to this proxy statement.

Administration

The Human Resources Committee will administer the 2010 Stock Incentive Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2010 Stock Incentive Plan. In addition, the Human Resources Committee can specify whether, and under what circumstances, awards to be received under the 2010 Stock Incentive Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Human Resources Committee. Subject to the provisions of the 2010 Stock Incentive Plan, the Human Resources Committee

48

may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Human Resources Committee has authority to interpret the 2010 Stock Incentive Plan and establish rules and regulations for the administration of the 2010 Stock Incentive Plan.

The Human Resources Committee may delegate to Officers and Directors its powers to grant awards under the 2010 Stock Incentive Plan, except that the Human Resources Committee may not delegate its authority (i) to grant awards to Executive Officers or Directors who are subject to Section 16 of the Securities Exchange Act of 1934, (ii) in a manner that would violate Section 162(m) of the Internal Revenue Code or (iii) in a manner that would contravene the Delaware General Corporation Law. The Board of Directors may also exercise the powers and duties of the Human Resources Committee at any time, so long as its actions would not violate Section 162(m) of the Internal Revenue Code.

Eligible Participants

Any Employee, Officer, consultant, independent contractor, advisor or Non-Employee Director providing services to the Company or any of its affiliates, who is selected by the Human Resources Committee, is eligible to receive an award under the 2010 Stock Incentive Plan. As of August 2015, approximately 12,500 Employees, Officers, consultants, independent contractors, advisors and Non-Employee Directors, as a class, would have been eligible to participate in the 2010 Stock Incentive Plan.

Shares Available For Awards

The aggregate number of shares of our common stock that may be issued under all stock-based awards made under the 2010 Stock Incentive Plan will be (i) 9,200,000 plus (ii) the number of shares subject to awards outstanding under the 2001 Stock Incentive Plan that, after the effective date of the 2010 Stock Incentive Plan, are not purchased or are forfeited or reacquired by Donaldson, or otherwise not delivered to the participant due to termination or cancellation of such award. Certain awards under the 2010 Stock Incentive Plan are subject to limitations as follows:

•	No person may be granted under the 2010 Stock Incentive Plan in any calendar year awards denominated in shares for more than 1,000,000 shares in the aggregate.
•	The maximum number of shares that may be awarded under the 2010 Stock Incentive Plan pursuant to grants of awards other than options and stock appreciation rights is 2,000,000 plus the number of shares subject to awards other than options and stock appreciation rights outstanding under the 2001 Stock Incentive Plan that, after the effective date of the 2010 Stock Incentive Plan, are forfeited or reacquired by Donaldson, or otherwise not delivered to the participant due to termination or cancellation of such award.

The Human Resources Committee will adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of the Company’s common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2010 Stock Incentive Plan.

Types of Awards and Terms and Conditions

The 2010 Stock Incentive Plan permits grants of:

•	stock options (including both incentive and non-qualified stock options);
•	stock appreciation rights (“SARs”);
•	restricted stock and restricted stock units;
•	performance awards of cash, stock or property;
•	dividend equivalents;
•	stock awards; and
•	other stock-based awards.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2010 Stock Incentive Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the Human Resources Committee or as required by applicable law. Awards may provide that upon the grant, exercise or payout thereof, the holder will receive cash, shares of Company common stock, promissory notes, other securities, other awards or other property, or any combination of these in a single payment, installments, or on a deferred basis. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value of the common stock on the date of grant of such option or SAR except to satisfy legal requirements of foreign jurisdictions or if the award is in substitution for an award previously granted by an

49

entity acquired by Donaldson. Determinations of fair market value under the 2010 Stock Incentive Plan will be made in accordance with methods and procedures established by the Human Resources Committee. The term of awards may not be longer than ten years from the date of grant. Awards will be adjusted by the Human Resources Committee in the case of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of the Company’s common stock in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2010 Stock Incentive Plan.

Stock Options. The holder of an option will be entitled to purchase a number of shares of common stock at a specified exercise price during a specified time period, all as determined by the Human Resources Committee. The option exercise price may be payable, at the discretion of the Human Resources Committee, in cash, shares of common stock, other securities, other awards, or other property having a fair market value on the exercise date equal to the exercise price. The 2010 Stock Incentive Plan provides that the term of any option will be fixed by the Human Resources Committee but will not be longer than ten years from the grant date of the option.

Stock Appreciation Rights. The holder of an SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Human Resources Committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of common stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Human Resources Committee. The 2010 Stock Incentive Plan provides that the term of any SAR will be fixed by the Human Resources Committee but will not be longer than ten years from the grant date of the SAR.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of common stock subject to restrictions imposed by the Human Resources Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Human Resources Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Human Resources Committee, to receive shares of common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Human Resources Committee. If the participant’s employment or service as a Director terminates during the vesting period for any other reason, the restricted stock and restricted stock units will be forfeited, unless the Human Resources Committee determines that it would be in our best interest to waive the remaining restrictions.

Performance Awards. The Human Resources Committee may grant performance awards under the 2010 Stock Incentive Plan. A performance award may be denominated and payable in cash, shares of common stock, other securities, other awards, or other property and will be conditioned, in whole or in part, upon the achievement of one or more objective performance goals established by the Human Resources Committee in accordance with the 2010 Stock Incentive Plan. The Human Resources Committee will determine the length of the performance period, establish the performance goals for the performance period, and determine the amounts of the performance awards for each participant. Certain performance awards granted under the 2010 Stock Incentive Plan that are conditioned solely upon the achievement of one or more objective performance goals are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (“Qualified Performance Awards”).

Performance goals must be based solely on one or more of the following business criteria, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit, or line of business basis: earnings per share; return on investment; revenues, including net sales growth; earnings, net operating profit; return on equity; profit margins; cost reductions; inventory levels; delivery performance; safety performance; quality performance; core operating earnings; total Stockholder return; cash flow, including operating cash flows, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; economic value added; Stockholder value added; market share; price to earnings ratio; expense ratios; workforce goals; total expenditures, or completion of key projects. The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies. The Human Resources Committee may provide that, in determining whether the performance goal has been achieved, the effect of certain events may be excluded. These events include, but are not limited to, any of the following: restructurings, acquisitions, divestitures, discontinued operations, extraordinary items, and other unusual or non-recurring charges; an event either not directly related to the operations of Donaldson or not within the reasonable control of the Company’s management; or the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles (or other accounting principles which may then be in effect).

Under the 2010 Stock Incentive Plan, the maximum amount that may be paid with respect to Qualified Performance Awards denominated in cash to any participant in the aggregate in any taxable year is $5,000,000 in value, whether payable in cash, stock or other property. In addition, Qualified Performance Awards must comply with the requirements of Section 162(m) of the Internal Revenue Code.

50

Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of common stock, other securities, other awards or other property) equivalent to the amount of cash dividends paid by Donaldson to its Stockholders, with respect to the number of shares determined by the Human Resources Committee. Dividend equivalents will be subject to other terms and conditions determined by the Human Resources Committee, but the Human Resources Committee may not grant dividend equivalents in connection with grants of options or SARs. In addition, the 2010 Stock Incentive Plan provides that no dividend equivalent payments will be made on any performance award under the 2010 Stock Incentive Plan prior to the date on which all conditions or restrictions relating to such award have been satisfied, waived or lapsed.

Stock Awards. The Human Resources Committee may grant unrestricted shares of common stock, subject to terms and conditions determined by the Human Resources Committee and the limitations in the 2010 Stock Incentive Plan.

Other Stock-Based Awards. The Human Resources Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Donaldson’s common stock, subject to terms and conditions determined by the Human Resources Committee and the limitations in the 2010 Stock Incentive Plan.

Accounting for Awards

If an award entitles the holder to receive or purchase shares of common stock, the shares covered by such award or to which the award relates will be counted on the date of grant against the aggregate number of shares available for awards under the 2010 Stock Incentive Plan. For SARs settled in shares upon exercise, the aggregate number of shares with respect to which the SAR is exercised, rather than the number of shares actually issued upon exercise, will be counted against the number of shares available for awards under the 2010 Stock Incentive Plan. Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash will not be counted against the aggregate number of shares available for awards under the 2010 Stock Incentive Plan.

The 2010 Stock Incentive Plan provides that shares covered by an award made under the 2010 Stock Incentive Plan (or to which such an award relates) that are not purchased, that are forfeited or are reacquired by Donaldson (including shares of restricted stock, whether or not dividends have been paid on such shares), or that are subject to an award that otherwise terminates or is cancelled without delivery of such shares shall be available for award again under the 2010 Stock Incentive Plan to the extent of any such forfeiture, reacquisition, termination, or cancellation. In addition, the 2010 Stock Incentive Plan provides that shares subject to awards granted under the 2001 Stock Incentive Plan shall be available for award under the 2010 Stock Incentive Plan if such shares are not purchased or are forfeited or reacquired by Donaldson, or otherwise are not delivered to the awardees due to termination or cancellation of such award after the effective date of the 2010 Stock Incentive Plan. The following shares of common stock will not again become available for issuance under the 2010 Stock Incentive Plan: (i) any shares of common stock which would have been issued upon any exercise of an option but for the fact that the exercise price was paid by a net exercise or any shares of common stock tendered in payment of the exercise price of an option; (ii) any shares of common stock withheld by Donaldson or shares of common stock tendered to satisfy any tax withholding obligation with respect to an award; (iii) shares of common stock covered by an SAR issued under the 2010 Stock Incentive Plan that are not issued in connection with settlement in shares upon exercise and (iv) shares that are repurchased by Donaldson using option exercise proceeds.

Duration, Termination and Amendment

No awards may be granted under the 2010 Stock Incentive Plan after the earlier of September 24, 2020 or the date the 2010 Stock Incentive Plan is discontinued or terminated by the Board of Directors. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2010 Stock Incentive Plan prior to expiration may extend beyond the expiration of the 2010 Stock Incentive Plan through the award’s normal expiration date. The Board of Directors may amend, alter, suspend, discontinue, or terminate the 2010 Stock Incentive Plan at any time, although Stockholder approval must be obtained for any amendment to the 2010 Stock Incentive Plan that would: (1) require Stockholder approval under the rules and regulations of the SEC or the NYSE or any other securities exchange that are applicable to us; (2) increase the number of shares of common stock available under the 2010 Stock Incentive Plan, (3) increase the award limits under the 2010 Stock Incentive Plan, (4) permit repricing of options or SARs, (5) permit awards of options or SARs at a price less than fair market value contrary to the provisions of the plan or (6) cause Donaldson to be unable to grant incentive stock options under the plan or cause Section 162(m) of the Internal Revenue Code to become unavailable with respect to the 2010 Stock Incentive Plan.

Prohibition on Repricing Awards and Award Adjustments

No option or SAR may be amended to reduce its initial exercise price, and no option or SAR may be cancelled and replaced with awards having a lower exercise price. However, the Human Resources Committee may adjust the exercise price of, and the number of shares subject to, any outstanding option or SAR in connection with a stock dividend or other

51

distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2010 Stock Incentive Plan.

Transferability of Awards

Except in certain limited situations permitted under the 2010 Stock Incentive Plan, awards (other than stock awards) under the 2010 Stock Incentive Plan may only be transferred by will or by the laws of descent and distribution. Under no circumstances may outstanding awards (other than stock awards) be transferred for value.

U.S. Federal Income Tax Consequences

Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price, and the Company generally will be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and the Company will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received are taxable to the recipient as ordinary income and generally are deductible by Donaldson.

Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to Donaldson in connection with the disposition of shares acquired under an option or SAR, except that Donaldson may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

Awards Other than Options and SARs. If an award is payable in shares of common stock that are subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Internal Revenue Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. Donaldson will generally be entitled at that time to an income tax deduction for the same amount. As to other awards granted under the 2010 Stock Incentive Plan that are payable either in cash or shares of our common stock not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date such shares are received) over (ii) the amount (if any) paid for the shares by the holder of the award. Donaldson generally will be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including Donaldson’s obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs, and certain other performance awards paid under the 2010 Stock Incentive Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, the Company generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2010 Stock Incentive Plan.

Special Rules for Executive Officers and Directors Subject to Section 16 of the Securities Exchange Act of 1934. Special rules may apply to individuals subject to Section 16 of the Securities Exchange Act of 1934. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of Donaldson’s income tax deduction will be determined as of the end of that period.

Delivery of Shares for Tax Obligation. Under the 2010 Stock Incentive Plan, the Human Resources Committee may permit participants receiving or exercising awards, subject to the discretion of the Human Resources Committee and upon such terms and conditions as it may impose, to deliver shares of Donaldson’s common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to Donaldson to satisfy federal, state or local tax obligations.

52

Section 409A of the Internal Revenue Code. The 2010 Stock Incentive Plan contains provisions intended to prevent adverse tax consequences under Section 409A of the Internal Revenue Code to holders of awards granted under the 2010 Stock Incentive Plan.

New Plan Benefits

2010 Master Stock Incentive Plan

	Non-Qualified	Restricted	Performance Shares
Name and Principal Position	Stock Options(1) (Shares)	Stock(2) (Shares)	Shares at Target(3)	Shares at Maximum(4)	Dollar Value at Target(3)	Dollar Value at Maximum(4)	Officer Annual Cash Incentive(5)
Tod Carpenter President and CEO	109,000	0	39,700	79,400	$1,333,920	$2,667,840	$63,956
William Cook Chairman of the Board	134,500	0	0	0	0	0	$73,141
James Shaw Vice President and CFO	19,000	0	5,300	10,600	$178,080	$356,160	$29,304
Thomas Scalf Senior Vice President, Engine Products	26,000	0	7,300	14,600	$245,280	$490,560	$12,806
Wim Vermeersch Vice President, Europe, Middle East and Africa	14,500	0	2,600	5,200	$87,360	$174,720	$75,823
Jay Ward Senior Vice President, Industrial Products	26,000	0	7,300	14,600	$245,280	$490,560	$42,630
All current Executive Officers (including those listed) (8 persons)	358,000	0	70,800	141,600	$2,378,880	$4,757,760	$322,685
All current non-employee Directors (9 persons)	126,000	8,763	0	0	0	0	0
All non-Executive Officer Employees	451,500	12,000	0	0	0	0	0

_______________

(1)	This column includes the following stock option grants made during Fiscal 2015:
(a)	December 5, 2014 stock option awarded to our Executive Officers as described in the Compensation Discussion and Analysis
(b)	The annual Employee stock option awarded on December 5, 2014 to our non-executive Officer Employees and two CEO delegated grants awarded during the Fiscal 2015 to two non-executive Officer Employees.
(c)	January 2, 2015 stock option awarded to our Non-Employee Directors as described in the Director Compensation section.
(d)	January 20, 2015 stock option awarded to Mr. Carpenter as described in the Compensation Discussion and Analysis.
(2)	This column includes deferred stock for our Non-Employee Directors as described in the Director Compensation section and CEO delegated restricted stock grants awarded during Fiscal 2015 to five non-executive Officer Employees.
(3)	Shares and the dollar value on July 31, 2015 at a target attainment of the Long-Term Cycle Plan award for performance cycle August 1, 2015 through July 31, 2018 as described in the Compensation Discussion and Analysis.
(4)	Shares and the dollar value on July 31, 2015 at maximum payout of the Long-Term Cycle Plan award for performance cycle August 1, 2015 through July 31, 2018 as described in the Compensation Discussion and Analysis.
(5)	The actual payout of the Fiscal 2015 Officer Annual Cash Incentive as described in the Compensation Discussion and Analysis. These payments were made on October 9, 2015 for Mr. Scalf and all other Executive Officers. These payments will be made for Mr. Carpenter, Mr. Cook, Mr. Shaw, Mr. Vermeersch and Mr. Ward in November 2015.

53

We anticipate that other equity-based awards may be granted at the Human Resources Committee’s discretion under the Plan; however, the number of other equity-based awards that may be so granted will be based upon various prospective factors, including the nature of services to be rendered by our Employees, Officers, consultants, independent contractors, advisors and Non-Employee Directors, and their potential contributions to our success. Accordingly, the number, type and grantee(s) of such future awards cannot be determined at this time.

Equity Compensation Plan Information

The following table sets forth information as of July 31, 2015 regarding the Company’s equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted – average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
1980 Master Stock Compensation Plan:
Deferred Stock Gain Plan	39,524	$6.2096	—

1991 Master Stock Compensation Plan:
Deferred Stock Option Gain Plan	511,735	$2.4781	—
Deferred LTC/Restricted Stock	189,081	$13.2575	—

2001 Master Stock Incentive Plan:
Stock Options	2,392,989	$20.2844	—
Deferred LTC/Restricted Stock	173,536	$19.4722	—

2010 Master Stock Incentive Plan:
Stock Options	3,611,967	$35.8062	See Note 1
Deferred LTC/Restricted Stock	133	$41.3750
Stock Options for Non-Employee Directors	652,800	$35.5685
Long-Term Compensation	29,832	$37.1990

Subtotal for plans approved by security holders	7,601,597	$27.5738	—

Equity compensation plans not approved by security holders:
Non-qualified Stock Option Program for Non-Employee Directors:	533,686	$19.1939	See Note 2
ESOP Restoration:	30,679	$8.0991	See Note 3

Subtotal for plans not approved by security holders:	564,365	$18.5624

Total	8,165,962	$26.9510

Note 1: The 2010 Master Stock Incentive Plan limits the number of shares authorized for issuance to 9,200,000 during the 10-year term of the plan in addition to any shares forfeited under the 2001 Plan. The Plan allows for the granting of nonqualified stock options, incentive stock options, restricted stock, restricted stock units, SAR, dividend equivalents, and other stock-based awards. There are currently 4,501,821 shares of authorization remaining.

Note 2: The stock option program for Non-Employee Directors (filed as exhibit 10-H to Form 10-Q report filed for the quarter ended October 31, 2008) provides for each Non-Employee Director to receive annual option grants of 14,400 shares. The 2010 Master Stock Incentive Plan, which was approved by the Company’s Stockholders on November 19, 2010, provides for the issuance of stock options to Non-Employee Directors, and the stock option program for Non-Employee Directors has been adopted as a sub-plan under the 2010 Master Stock Incentive Plan and shares issued to Directors after December 10, 2010, will be issued under the 2010 Master Stock Incentive Plan. Based on Mercer’s Directors compensation review, the Human Resources Committee approved changing the annual stock option grant from a fixed

54

number of shares to a fixed value of $140,000. This change is designed to maintain a stable value of equity grant for our Director compensation. The number of options granted will be determined by dividing the fixed value of $140,000 by the Black-Scholes value as of the date of the grant (the shares will be rounded to the nearest 100 shares). This change was effective for stock option granted beginning in January 2014.

Note 3: The Company has a non-qualified ESOP Restoration Plan established on August 1, 1990 (filed as exhibit 10-D to the Company’s 2009 Form 10-K report), to supplement the benefits for executive employees under the Company’s Employee Stock Ownership Plan that would otherwise be reduced because of the compensation limitations under the Internal Revenue Code. The ESOP’s 10-year term was completed on July 1, 1997, and the only ongoing benefits under the ESOP Restoration Plan are the accrual of dividend equivalent rights to the participants in the Plan.

Board Recommendation

The Board of Directors recommends that you vote FOR re-approval of the material terms of the performance goals describe in this Proxy Statement.

INFORMATION REGARDING THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The following is the report of the Audit Committee with respect to Donaldson’s audited financial statements presented in its Annual Report on Form 10-K for the fiscal year ended July 31, 2015.

The Audit Committee of the Board of Directors is composed entirely of Non-Employee Directors, all of whom have been determined by the Board to be independent under the rules of the SEC and the NYSE. In addition, the Board has determined that each of John P. Wiehoff and Andrew Cecere is an Audit Committee financial expert, as defined by the rules of the SEC.

The Audit Committee acts under a written charter approved by the Board of Directors. The Audit Committee assists the Board in carrying out its oversight of the Company’s financial reporting process, audit process, and internal controls. The Audit Committee formally met eight times during the past fiscal year in carrying out its oversight functions. The Audit Committee has the sole authority to appoint, terminate, or replace the Company’s independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee.

The Audit Committee reviewed and discussed the Company’s Fiscal 2015 audited financial statements with management, the internal auditor, and PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm. The Audit Committee also met separately with the internal auditor and the independent registered public accounting firm to discuss and review those financial statements prior to issuance. Management has represented and PwC has confirmed in its opinion to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles and fairly present, in all material respects, the financial condition of the Company.

As part of its activities, the Audit Committee also:

1.	Discussed with PwC the matters required to be discussed under Auditing Standard No. 16 (Communications with Audit Committees) of the Public Company Accounting Oversight Board;
2.	Received the written disclosures and letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; and
3.	Discussed with PwC its independence.

Based on the review and discussions with management and PwC, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2015.

Members of the Audit Committee

John P. Wiehoff, Chair	James J. Owens
Andrew Cecere	Ajita G. Rajendra
Paul David Miller

55

Independent Auditors Fees

The aggregate fees billed to the Company for Fiscal 2015 and Fiscal 2014 by PwC, the Company’s independent registered public accounting firm, are as follows:

	Fiscal 2015	Fiscal 2014
Audit Fees	$2,597,490	$2,566,755
Audit-Related Fees	64,719	77,810
Tax Fees	209,953	32,000
All Other Fees	8,800	4,500
Total Fees	$2,880,962	$2,681,065

Audit Fees include professional services rendered in connection with the audit of the Company’s financial statements, including the quarterly reviews, statutory audits of certain of the Company’s international subsidiaries, and the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Audit-Related Fees include accounting advisory fees related to financial accounting matters.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permitted non-audit services provided by the independent registered public accounting firm, including the fees and terms for those services. The Audit Committee may delegate to one or more designated Committee members the authority to grant pre-approvals. This designated member is the Chair of the Audit Committee. Any pre-approval by the Chair must be presented to the full Audit Committee at its next scheduled meeting. All of the services provided by the independent registered public accounting firm during Fiscal 2015 and Fiscal 2014, including services related to the Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees described above, were approved by the Audit Committee under its pre-approval policies.

ITEM 3: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm to audit the books and accounts of the Company for the fiscal year ending July 31, 2016. PwC has audited the books and accounts of the Company since 2002. While the Company is not required to do so, it is submitting the selection of PwC to serve as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2016 for ratification in order to ascertain the views of the Company’s Stockholders on this appointment. Whether or not the appointment is ratified, the Audit Committee, which is solely responsible for appointing and terminating our independent registered public accounting firm, may in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its Stockholders. Representatives of PwC are expected to be present at the meeting and will have the opportunity to make a statement and to respond to appropriate questions. In the event this appointment is not ratified, the Audit Committee will reconsider its selection.

Board Recommendation

The Audit Committee of the Board of Directors recommends that Stockholders vote FOR ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2016.

By Order of the Board of Directors

Amy C. Becker
Secretary
November 23, 2015

56

APPENDIX A

DONALDSON COMPANY, INC.

2010 MASTER STOCK INCENTIVE PLAN

1400 West 94th Street
Minneapolis, Minnesota 55431-2370
(952) 887-3131

A-1

APPENDIX A

(b) Delegation	A-6
(c) Power and Authority of the Board of Directors	A-6
Section 4. Shares Available for Awards	A-6

(a) Shares Available	A-6
(b) Accounting for Awards	A-6
(c) Adjustments	A-6
(d) Award Limitations Under the Plan	A-7
Section 5. Eligibility	A-7
Section 6. Awards	A-7

(a) Options	A-7
(b) Stock Appreciation Rights	A-9
(c) Restricted Stock and Restricted Stock Units	A-9
(d) Performance Awards	A-9
(e) Dividend Equivalents	A-10
(f) Stock Awards	A-10
(g) Other Stock-Based Awards	A-10
(h) General	A-11
Section 7. Amendment and Termination; Corrections	A-12

(a) Amendments to the Plan	A-12
(b) Amendments to Awards	A-13

(a) No Rights to Awards	A-14
(b) Award Agreements	A-14
(c) Plan Provisions Control	A-14
(d) No Rights of Stockholders	A-14
(e) No Limit on Other Compensation Arrangements	A-14
(f) No Right to Employment or Directorship	A-14
(g) Governing Law	A-14
(h) Severability	A-14
(i) No Trust or Fund Created	A-15
(j) Other Benefits	A-15
(k) No Fractional Shares	A-15
(l) Headings	A-15
(m) Forfeiture	A-15
Section 10. Effective Date of the Plan	A-15
Section 11. Term of the Plan	A-15

A-2

DONALDSON COMPANY, INC.
2010 MASTER STOCK INCENTIVE PLAN

Section 1. Purpose

The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to afford such persons an opportunity to acquire a proprietary interest in the Company, thereby aligning the interests of such persons with the Company's stockholders.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)           “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)           “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Stock Award or Other Stock-Based Award granted under the Plan.

(c)           “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan (including a document in an electronic medium) executed in accordance with the requirements of Section 9(b).

(d)           “Board” shall mean the Board of Directors of the Company.

(e)           “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f)            “Committee” shall mean the committee designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m). The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m).

(g)           “Company” shall mean Donaldson Company, Inc., a Delaware corporation, and any successor corporation.

(h)           “Director” shall mean a member of the Board.

(i)             “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(j)            “Eligible Person” shall mean any employee, officer, consultant, independent contractor, advisor or non- employee Director providing services to the Company or any Affiliate.

(k)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)             “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be, if the Shares are then traded on the New York Stock Exchange, the closing price of one Share as reported on the New York Stock Exchange on such date or, if the New York Stock Exchange is not open for trading on such date, on the most recent preceding date when the New York Stock Exchange is open for trading.

A-3

APPENDIX A

(m)         “Full Value Award” shall mean any Award other than an Option or Stock Appreciation Right, the value of which Option or Stock Appreciation Right is based solely on an increase in the value of the Shares after the date of grant of such Award.

(n)           “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(o)           “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(p)           “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option to purchase shares of the Company.

(q)           “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.

(r)            “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(s)            “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(t)            “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis:

•	earnings per share; return on investment;
•	revenues, including net sales growth;
•	earnings, including net operating profit after taxes;
•	return on equity;
•	profit margins;
•	cost reductions;
•	inventory levels;
•	delivery performance;
•	safety performance;
•	quality performance;
•	core operating earnings;
•	total stockholder return;
•	cash flow, including operating cash flows, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;
•	economic value added;
•	stockholder value added;
•	market share;
•	price to earnings ratio;
•	expense ratios;
•	workforce goals;
•	total expenditures;
•	completion of key projects.

Each such performance goal may be based (i) solely by reference to absolute results of individual performance or organizational performance at various levels (e.g., the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company) or (ii) upon organizational performance relative to the comparable performance of other companies selected by the Committee. To the extent consistent with Section 162(m), the Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (X) restructurings, discontinued operations, extraordinary items, and other unusual or  non-recurring charges, (Y) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (Z) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles (or other accounting principles which may then be in effect). To the extent that Section 162(m) of the Code or applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without disclosing to stockholders and obtaining stockholder approval of such changes and without thereby exposing the Company to potentially adverse tax or other legal consequences, the Committee shall have the sole discretion to make such changes without obtaining stockholder approval.

A-4

APPENDIX A

(u)                 “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(v)            “Plan” shall mean the Donaldson Company, Inc. 2010 Stock Incentive Plan, as amended from time to time.

(w)                “Prior Plan” shall mean the Donaldson Company, Inc. 2001 Master Stock Incentive Plan, as amended from time to time. For avoidance of doubt, any reference to Prior Plan shall include reference to the Donaldson Company, Inc. Qualified Performance-Based Compensation Plan, which was established under the 2001 Master Stock Plan for the purpose of authorizing the issuance of Performance Awards specifically intended to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(x)                 “Qualified Performance Award” shall mean a Performance Award that (i) is made to an officer of the Company who may be a “covered employee” under Section 162(m), and (ii) is intended to be “qualified performance-based compensation” within the meaning of Section 162(m).

(y)                 “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(z)                 “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(aa) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(bb) “Section 162(m)” shall mean Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.

(cc) “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(dd) “Securities Act” shall mean the Securities Act of 1933, as amended.

(ee) “Shares” shall mean shares of common stock, $5.00 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(ff) “Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.

(gg) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(hh) “Stock Award” shall mean any Share granted under Section 6(f) of the Plan.

Section 3. Administration

(a)                 Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement, subject to the limitations under Section 7; (vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, subject to the limitations under Section 7, (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, promissory notes (subject to the limitations in Section 6(a)(iii)(A)), other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (x) make any other determination and take any other

A-5

APPENDIX A

action that the Committee deems necessary or desirable for the administration of the Plan; and (xi) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b)                 Delegation. The Committee may delegate to one or more officers or Directors of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion, the authority to grant Awards; provided, however, that the Committee shall not delegate such authority (i) with regard to grants of Awards to be made to officers or members of the board of directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act, (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) or (iii) in such a manner as would contravene Section 157 of the Delaware General Corporation Law.

(c)                 Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Section 162(m).

Section 4. Shares Available for Awards

(a)                 Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be the sum of (i) 4,600,000 and (ii) any Shares subject to any award under the Prior Plan that, after the effective date of this Plan, are not purchased or are forfeited or reacquired by the Company, or otherwise not delivered to the Participant due to termination or cancellation of such award. Notwithstanding the foregoing and subject to adjustment as provided in Section 4(c) of the Plan, the number of Shares available for granting Full Value Awards shall not exceed the sum of (i) 1,000,000 and (ii) any Shares subject to any full value award under the Prior Plan that, after the effective date of this Plan, are forfeited or reacquired by the Company, or otherwise not delivered to the Participant due to termination or cancellation of such award. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company (including shares of Restricted Stock, whether or not dividends have been paid on such shares), or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted pursuant to Section 4(b) of the Plan against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan. Notwithstanding anything to the contrary in this Section 4(a), the following Shares will not again become available for issuance under the Plan: (i) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 6.4(a)(iii)(B) or any Shares tendered in payment of the exercise price of an Option; (ii) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to an Award; (iii) Shares covered by a Stock Appreciation Right issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (iv) Shares that are repurchased by the Company using Option exercise proceeds.

(b)                 Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. For purposes of determining the number of Shares covered on the date of grant by a Stock Appreciation Right that is to be settled in Shares, the aggregate number of Shares with respect to which the Stock Appreciation Right is to be exercised shall be counted against the number of Shares available for Awards under the Plan (without regard to the number of actual Shares issued upon settlement). Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c)                 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other

A-6

APPENDIX A

rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d)(i) below; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

(d)	Award Limitations Under the Plan.

(i)	Limitation for Awards Denominated in Shares. No Eligible Person may be granted any Award or Awards denominated in Shares, for more than 500,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year.

(ii)	Section 162(m) Limitation for Performance Awards Denominated in Cash. The maximum amount payable pursuant to all Qualified Performance Awards denominated in cash to any Participant in the aggregate in any taxable year shall be $5,000,000 in value, whether payable in cash, Shares or other property. This limitation contained in this Section 4(d)(ii) does not apply to any Award or Awards subject to the limitation contained in Section 4(d)(i). The limitation contained in this Section 4(d)(ii) shall apply only with respect to any Award or Awards granted under this Plan, and limitations on awards granted under any other stockholder-approved incentive plan maintained by the Company will be governed solely by the terms of such other plan.

Section 5. Eligibility

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards

(a)                 Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)	Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii)	Option Term. The term of each Option shall be fixed by the Committee at the time but shall not be longer than 10 years from the date of grant.

A-7

APPENDIX A

(iii)	Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms, including, but not limited to, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(A)	Promissory Notes. Notwithstanding the foregoing, the Committee may accept a promissory note as consideration only if (i) the acceptance of such note does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002, and (ii) the par value of any Shares to be issued pursuant to such exercise is paid in the form of cash, services rendered, personal property, real property or a combination thereof.

(B)	Net Exercises. The Committee may, in its discretion, permit an Option to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Shares.

(iv)	Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A)	The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B)	All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the stockholders of the Company.

(C)	Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five years from the date of grant.

(D)	The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(E)	Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

A-8

APPENDIX A

(b)                 Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall not be longer than 10 years from the date of grant). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)                 Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant an Award of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)	Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.
(ii)	Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book-entry registration) to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.
(iii)	Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by such Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units, except as otherwise provided in the Award Agreement.

(d)                 Performance Awards. The Committee is hereby authorized to grant Performance Awards to Eligible Persons, subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more objective Performance Goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. Qualified Performance Awards shall be conditioned solely on the achievement of one or more objective Performance Goals established by the Committee within the time prescribed by Section 162(m), and shall otherwise comply with the requirements of Section 162(m), as described below.

A-9

APPENDIX A

(i)	Timing of Designations; Duration of Performance Periods. For each Qualified Performance Award, the Committee shall, not later than 90 days after the beginning of each performance period, (i) designate all Participants for such performance period and (ii) establish the objective performance factors for each Participant for that performance period on the basis of one or more of Performance Goals, the outcome of which is substantially uncertain at the time the Committee actually establishes the Performance Goal. The Committee shall have sole discretion to determine the applicable performance period, provided that in the case of a performance period less than 12 months, in no event shall a performance goal be considered to be pre-established if it is established after 25 percent of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed.

(ii)	Certification. Following the close of each performance period and prior to payment of any amount to a Participant with respect to a Qualified Performance Award, the Committee shall certify in writing as to the attainment of all factors (including the performance factors for a Participant) upon which any payments to a Participant for that performance period are to be based.

(iii)	Payment of Qualified Performance Awards. Certified Awards shall be paid no later than two and one-half months following the conclusion of the applicable performance period; provided, however, that the Committee may establish procedures that allow for the payment of Awards on a deferred basis, subject to the requirements of Section 409A. The Committee may, in its discretion, reduce the amount of a payout achieved and otherwise to be paid in connection with a Qualified Performance Award, but may not exercise discretion to increase such amount.

(iv)	Certain Events. If a Participant dies or becomes permanently and totally disabled before the end of a performance period or after the performance period and before an Award is paid, the Committee may, in its discretion, determine that the Participant shall be paid a pro-rated portion of the Award that the Participant would have received but for his or her death or disability.

(e)                 Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, (i) the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options or Stock Appreciation Rights to such Eligible Persons, and (ii) no Dividend Equivalent payments shall be made to a Participant with respect to any Performance Award prior to the date on which all conditions or restrictions relating to such Awards have been satisfied, waived or lapsed.

(f)                  Stock Awards. The Committee is hereby authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

(g)                 Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and any applicable Award Agreement. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(g) shall be purchased for consideration having a value equal to at least 100% of the Fair Market Value of such Shares, or other securities on the date the purchase right is granted. The consideration paid by the Participant may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, promissory notes (subject to the limitations in (a)(iii)(A)), other securities, other Awards or other property or any combination thereof, as the Committee shall determine.

A-10

APPENDIX A

(h)                 General.

(i)	Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii)	Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)	Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes (provided, however, that the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv)	Term of Awards. Subject to Section 6(a)(iv)(C), the term of each Award shall be for a period not to exceed 10 years from the date of grant.

(v)	Limits on Transfer of Awards. Except as otherwise provided by the Committee or in this Section 6(h)(v), no Award (other than a Stock Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. Notwithstanding the immediately preceding sentence, no Incentive Stock Option shall be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any “family member” (as defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act) at any time that such Participant holds such Option; provided, however that such transfers may not be for value (as defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than a Stock Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

A-11

APPENDIX A

(vi)	Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.
(vii)	Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted, “underwater” Option by: (i) amending or modifying the terms of the Option to lower the exercise price; (ii) canceling the underwater Option and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; (B) Restricted Stock, Restricted Stock Units, Performance Award or other Stock Award in exchange; or (iii) repurchasing the underwater Options. An Option will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Option is less than the exercise price of the Option.
(viii)	Acceleration of Vesting or Exercisability. No Award Agreement shall contain a definition of change in control that has the effect of accelerating the exercisability of any Award or the lapse of restrictions relating to any Award upon only the announcement or stockholder approval of (rather than consummation of) any reorganization, merger or consolidation of, or sale or other disposition of all or substantially all of the assets of, the Company.
(ix)	Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a change in control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such change in control, disability or separation from service meet the definition of a change in ownership or effective control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.

Section 7. Amendment and Termination; Corrections

(a)                 Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the stockholders of the Company shall be required for any amendment to the Plan that would:

(i)	require stockholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange or any other securities exchange that are applicable to the Company;
(ii)	increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;
(iii)	increase the number of shares or value subject to the limitations contained in Section 4(d) of the Plan;
(iv)	permit repricing of Options or Stock Appreciation Rights, which is currently prohibited by Section 6(h)(vii) of the Plan;
A-12

APPENDIX A

(v)	permit the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) and Section 6(b) of the Plan; or
(vi)	cause the Company to be unable to grant Incentive Stock Options under the Plan, or would cause Section 162(m) to become unavailable with respect to the Plan.

(b)                 Amendments to Awards. Except as otherwise expressly provided in the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise expressly provided in the Plan (specifically including the next two sentences hereof), the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof. If any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results and no action taken to comply with Section 409A shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof. In the event of any reorganization, merger, consolidation, split- up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion, provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs):

(i)	either (A) termination of any such Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without any payment) or (B) the replacement of such Award with other rights or property selected by the Committee or the Board, in its sole discretion;
(ii)	that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(iii)	that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or
(iv)	that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of such event.

(c)                 Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8. Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

A-13

APPENDIX A

Section 9. General Provisions

(a)                 No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)                 Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company. An Award Agreement need not be signed by a representative of the Company unless required by the Committee. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(c)                 Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d)                 No Rights of Stockholders. Except with respect to Restricted Stock and Stock Awards (and subject to such conditions as the Committee may impose on such Awards pursuant to Section 6(c)(i) or Section 6(f)), neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

(e)                 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(f)                  No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or the right to be retained as a director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, or remove a director in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or remove a director who is a Participant, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. Under no circumstances shall any person ceasing to be an employee or director of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee or director might otherwise have enjoyed but for termination of employment or directorship, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g)                 Governing Law. The internal law, and not the law of conflicts, of the State of Delaware shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(h)                 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

A-14

APPENDIX A

(i)                   No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j)                  Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

(k)                 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l)                   Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(m)               Forfeiture. All Awards under this Plan shall be subject to forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable Award Agreement.

Section 10. Effective Date of the Plan

The Plan was adopted by the Board on September 24, 2010. The Plan shall be subject to approval by the stockholders of the Company at the annual meeting of stockholders of the Company to be held on November 19, 2010, and the Plan shall be effective as of the date of such stockholder approval. On and after stockholder approval of the Plan, no awards shall be granted under the Prior Plan, but all outstanding awards previously granted under the Prior Plan shall remain outstanding and subject to the terms of the Prior Plan.

Section 11. Term of the Plan

No Award shall be granted under the Plan after ten years from the earlier of the date of adoption of the Plan by the Board or the date of stockholder approval or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan; provided, however, that no Qualified Performance Award shall be granted under the Plan after the fifth year following the year in which stockholders approved the Performance Goals unless and until the Performance Goals are re-approved by the stockholders. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

A-15

Donaldson Company, Inc. Annual Meeting of Stockholders
Tuesday, December 22, 2015, at 9:00 a.m.
Held at the Corporate Offices
of Donaldson Company, Inc., Campus West
2001 West 94th Street
Minneapolis, Minnesota

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

DONALDSON COMPANY, INC. ATTN: AMY BECKER P.O. BOX 1299 MINNEAPOLIS, MN 55440-1299	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS DETACH
AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	☐	☐	☐
Nominees

01	Andrew Cecere	02	William M. Cook	03	James J. Owens	04	Trudy A. Rautio

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2	Re-approval of the material terms of the performance goals under the Donaldson Company, Inc. 2010 Master Stock Incentive Plan.	☐	☐	☐

3	Ratification of the appointment of PricewaterhouseCoopers LLP as Donaldson Company, Inc’s independent registered public accounting firm for the fiscal year ending July 31, 2016.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Shareholder Letter, and Form 10-K is/are available at www.proxyvote.com.

DONALDSON COMPANY, INC. Annual Meeting of Stockholders December 22, 2015 9:00 AM

This proxy is solicited by the Board of Directors

The undersigned appoints WILLIAM M. COOK, AMY C. BECKER and MELISSA A. OSLAND, and each of them as proxies, each with the power to appoint a substitute, to represent and to vote, as designated on the reverse side, all shares of Common stock of DONALDSON COMPANY, INC. that the stockholder is entitled to vote at the 2015 Annual Meeting of Stockholders at Donaldson Company, Inc., Campus West, 2001 West 94th Street, Minneapolis, Minnesota, at 9:00 AM, Local Time, on Tuesday, December 22, 2015, and any adjournment thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES AND FOR PROPOSALS 2 AND 3.

Continued and to be signed on reverse side